UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934 (Amendment No.    )
Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]Preliminary Proxy Statement
[  ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]Definitive Proxy Statement
[  ]Definitive Additional Materials
[  ]Soliciting Material Pursuant to §240.14a-12

ASSOCIATED BANC-CORP
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
[x]No fee required
[  ]Fee paid previously with preliminary materials
[  ]Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
2026 Proxy Statement
Notice of Annual Meeting of Shareholders
To Be Held on April 28, 2026
March 16, 2026
To Our Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m.
(CDT) on Tuesday, April 28, 2026, which will be conducted solely online via a live webcast. You will be able to attend the
Annual Meeting of Shareholders of Associated Banc-Corp online, vote your shares electronically, and submit questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/ASB2026.
On or about March 16, 2026, we began mailing a Notice of Internet Availability of Proxy Materials (Notice) to our shareholders informing them that our Proxy Statement and our 2025 Form 10‑K, along with voting instructions, are available online. As more fully described in the Notice, shareholders may choose to access our proxy materials on the Internet or may request paper copies. This allows us to conserve natural resources and reduces the cost of printing and distributing the proxy materials, while providing our shareholders with access to the proxy materials in a fast, easily accessible and efficient manner.
The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of
Shareholders and Proxy Statement.
We appreciate your interest in Associated Banc-Corp and hope you will be able to join us at the Annual Meeting.
Sincerely,
John (Jay) B. Williams
Chairman of the Board
Andrew J. Harmening
President and CEO
433 Main Street
Green Bay, Wisconsin 54301
________________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Tuesday, April 28, 2026
Virtual Meeting at 11:00 a.m. (CDT)
www.virtualshareholdermeeting.com/ASB2026
Items of Business:
1.The election of 10 individuals recommended by the Board of Directors to serve as directors.
2.Advisory approval of Associated Banc-Corp’s named executive officer compensation.
3.The ratification of the selection of KPMG LLP as the independent registered public accounting firm for Associated Banc-
Corp for the year ending December 31, 2026.
4.Such other business as may properly come before the meeting and all adjournments thereof.
Who May Vote:
You may vote if you were a shareholder of record on March 5, 2026.
How to Attend the Annual Meeting of Shareholders:
The Annual Meeting of Shareholders will be a completely virtual meeting, with no physical location. To be admitted to the
Annual Meeting of Shareholders at www.virtualshareholdermeeting.com/ASB2026, you must enter the control number on your proxy card, voting instruction form or Notice of Internet Availability you previously received. Regardless of whether you plan to attend the Annual Meeting of Shareholders, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described below. You also may vote online during the Annual Meeting of Shareholders by following the instructions provided on the meeting website during the meeting. For more information, please see page 3 of the accompanying
Proxy Statement.
YOUR VOTE IS IMPORTANT.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2026:
Associated Banc-Corp’s Proxy Statement and 2025 Form 10-K are available online at http://
materials.proxyvote.com/045487.
YOU ARE ENCOURAGED TO USE ONE OF THE FOLLOWING METHODS TO VOTE IN ADVANCE OF THE
ANNUAL MEETING OF SHAREHOLDERS, NO LATER THAN 11:59 P.M. ET ON APRIL 27, 2026:
BY INTERNET - www.proxyvote.com.
BY TELEPHONE AT 1-800-690-6903.
IF YOU DO NOT VOTE BY INTERNET OR TELEPHONE, YOU ARE URGED TO SIGN, DATE, AND PROMPTLY
RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES
AND TO HELP ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. REGARDLESS OF THE
NUMBER OF SHARES YOU HOLD, THE PROMPT RETURN OF YOUR SIGNED PROXY OR YOUR PROMPT
VOTE BY INTERNET OR TELEPHONE WILL AID ASSOCIATED BANC-CORP BY REDUCING THE EXPENSE
OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR
RIGHT TO VOTE IF YOU ATTEND THE MEETING VIRTUALLY.
Randall J. Erickson
Executive Vice President,
General Counsel &
Corporate Secretary
Green Bay, Wisconsin
March 16, 2026

PROXY STATEMENT
GENERAL INFORMATION

PURPOSE
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of
Associated Banc-Corp (“Associated”) to be voted at the Annual Meeting of Shareholders at 11:00 a.m. (CDT) on Tuesday,
April 28, 2026 (the “Annual Meeting”), which will be held virtually at www.virtualshareholdermeeting.com/ASB2026, and at any and all adjournments of the Annual Meeting.
The cost of solicitation of proxies will be borne by Associated. In addition to solicitation by mail, some of Associated’s directors, officers, and colleagues may, without extra compensation, solicit proxies by telephone or personal interview.
Associated has retained Innisfree M&A Incorporated to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders.  Associated has agreed to pay Innisfree M&A Incorporated $50,000 for shareholder engagement consulting, analytics and proxy solicitation services. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by Associated for postage and clerical expenses.

INTERNET AVAILABILITY OF PROXY MATERIALS
Securities and Exchange Commission (“SEC”) rules allow us to make our Proxy Statement and other annual meeting materials available to you on the Internet. On or about March 16, 2026, we began mailing a Notice of Internet Availability of Proxy
Materials (the “Notice”) to our shareholders advising them that this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), along with voting instructions, may be accessed over the Internet at www.virtualshareholdermeeting.com/ASB2026. You may access these materials and vote your shares over the Internet, or request that a printed copy of the proxy materials be sent to you. If you want to receive a paper or e-mail copy of these materials, you must make the request over the Internet at www.proxyvote.com, by calling toll free 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com, on or before April 14, 2026. There is no charge to you for requesting a paper or e-mail copy from sendmaterial@proxyvote.com. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

WHO CAN VOTE
The Board has fixed the close of business on March 5, 2026, as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Associated’s common stock, par value $0.01 (the “Common Stock”), is entitled to one vote on each matter to be voted on at the Annual Meeting. No other class of securities will be entitled to vote at the Annual Meeting.

QUORUM AND SHARES OUTSTANDING
The presence, in person or by proxy, of the majority of the outstanding shares of Common Stock entitled to vote at the Annual
Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. There were 165,333,570 shares of Common Stock issued and outstanding at the close of business on the Record Date.

REQUIRED VOTES
The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is as follows:
Proposal 1 - Election of Directors
The 10 nominees who receive the largest number of affirmative votes cast at the Annual Meeting will be elected as directors.
Under Associated’s Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of votes “withheld” from than votes “FOR” his or her election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance and Social Responsibility Committee is required to make a recommendation to the Board with respect to any such letter of resignation, and the Board is required to take action with respect to this recommendation and to disclose its decision and decision-making process.
Other Proposals
The affirmative vote of a majority of the votes cast is required to approve each of the other proposals.

ABSTENTIONS AND BROKER NON-VOTES
Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum for the meeting. Votes that are withheld and Broker Non-Votes will have no effect on Proposal 1, and Abstentions and Broker Non-Votes will have no effect on the outcome of the vote for Proposals 2 and
3.

HOW YOU CAN VOTE
Shareholders are urged to vote as promptly as possible by Internet or telephone, or by signing, dating, and returning the proxy card in the envelope provided. If no specification is made, the shares will be voted “FOR” the election of the Board’s nominees for director, “FOR” the advisory approval of Associated’s named executive officer (“NEO”) compensation, and “FOR” the ratification of the selection of KPMG LLP as Associated’s independent registered public accounting firm for 2026.
VOTE BY INTERNET - www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2026. Have your Notice or proxy card, if you have requested paper copies of the proxy materials, in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You will be required to enter the unique control number imprinted on your
Notice or proxy card in order to vote online. The Internet voting procedures are designed to authenticate shareholders’
identities, to allow shareholders to provide their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. You should be aware that there might be costs associated with your electronic access, such as usage charges from Internet access providers and telephone companies. If you vote by Internet, please do not mail your proxy card.
VOTE BY TELEPHONE - 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions no later than
11:59 p.m. Eastern Time on April 27, 2026. Have your Notice or proxy card, if you have requested paper copies of the proxy materials, in hand when you call and then follow the instructions. If you vote by telephone, please do not mail your proxy card.
AT THE VIRTUAL ANNUAL MEETING - You also may vote online during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting. For additional information, see the section below entitled “Virtual Meeting Information.”

REVOCATION OF PROXY
Proxies may be revoked at any time prior to the time they are exercised by filing with the Corporate Secretary of Associated a written revocation or a duly executed proxy bearing a later date, or by voting at the Annual Meeting via the meeting platform.
Proxies may not be revoked by telephone, and may not be revoked via the Internet prior to the Annual Meeting.
The Corporate Secretary of Associated is Randall J. Erickson, 433 Main Street, Green Bay, Wisconsin 54301.

VIRTUAL MEETING INFORMATION
Associated has determined to hold a completely virtual meeting to leverage technology to provide expanded access, improved communication and cost savings for our shareholders and for Associated.
There will not be a physical location for the Annual Meeting.
To participate in the Annual Meeting, please visit www.virtualshareholdermeeting.com/ASB2026 and enter the 16-digit control number included on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. CDT on the meeting date. The Annual Meeting will begin promptly at 11:00 a.m.
CDT.
Please allow yourself sufficient time to log into the Annual Meeting and to ensure you can hear the streaming audio before the meeting starts.
You will be able to submit questions during the Annual Meeting by following the instructions provided on the meeting website.
We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the Annual
Meeting.  You will also be able to examine our shareholder list during the Annual Meeting by following the instructions provided on the meeting website.
If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page.

PROPOSAL 1:
ELECTION OF DIRECTORS
Each director elected at the Annual Meeting will serve for a one-year term expiring at the 2027 Annual Meeting and until his or her successor is duly elected and qualified. The term of each current director listed under “Nominees for Election to Our Board”
expires at the Annual Meeting.
Unless otherwise directed, all proxies will be voted “FOR” the election of each of the individuals nominated to serve as directors. The biographical information below for each nominee includes the specific experience, qualifications, attributes or skills that led to the Corporate Governance and Social Responsibility Committee’s conclusion that such nominee should serve as a director. The 10 nominees receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors. Under Associated’s Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of votes “withheld” from than votes “FOR” his or her election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance and Social Responsibility Committee is required to make a recommendation to the Board as to whether to accept any such resignation, and the Board is required to take action with respect to this recommendation and to disclose its decision and decision-making process.
Each nominee has consented to serve as a director, if elected, and as of the date of this Proxy Statement, Associated has no reason to believe that any of the nominees will be unable to serve.
In accordance with Associated's Corporate Governance Guidelines and Amended and Restated Bylaws, R. Jay Gerken, Robert
A. Jeffe, and Gale E. Klappa will not be standing for reelection because each of them will have reached the age of 75 as of the date of the Annual Meeting. Associated is grateful to Mr. Gerken, Mr. Jeffe, and Mr. Klappa for their dedicated service to
Associated and its shareholders.
Other than as noted, the information presented below is as of March 5, 2026.

NOMINEES FOR ELECTION TO OUR BOARD

Judith P. Greffin
Director since 2017 Age: 65
Ms. Greffin served as Executive Vice President and Chief Investment Officer at the Allstate
Corporation (NYSE: ALL) from 2008 to 2016. Prior to this position, Ms. Greffin held several other key positions at Allstate from 1990 to 2008. Ms. Greffin currently serves on the board of
Church Mutual Insurance Company and Trustmark Mutual Holding Company, and she serves as chair of the investment committee at both institutions. In addition, she serves on the boards of the Northwestern Medical Group, which is part of Northwestern Memorial Healthcare, where she serves as a member of the audit and finance committees, the Field Museum of
Natural History, and DePaul University, where she serves as the chair of the investment committee. She also serves on the board of Growing Community Media.
Ms. Greffin’s qualifications to serve as a director of Associated and member of the Enterprise
Risk Committee and the Trust Committee include her extensive investment, strategy and risk mitigation background as well as her executive leadership experience at a large publicly traded company. Ms. Greffin is also a Chartered Financial Analyst.

Michael J. Haddad
Director since 2019 Age: 59
Mr. Haddad has been the Chair of the Board of Directors of Schreiber Foods, Inc., an
employee-owned, international dairy company headquartered in Green Bay, Wisconsin, since
2019.  He served as President and Chief Executive Officer of Schreiber Foods, Inc. from 2009 to 2019, having served in a number of positions of increasing responsibility with the company since 1995.  Mr. Haddad is also a member of the Board of Directors of the Green Bay
Packers, Inc. and the Board of Directors of the John and Ingrid Meng Family Foundation. He
also served as chair of the 2025 NFL Draft Green Bay Host Committee.
Mr. Haddad’s qualifications to serve as a director of Associated and member of the Audit
Committee and of the Trust Committee include his extensive experience as a CEO and board member of a large global food company with annual revenues over $7 billion, and his long-
standing familiarity with the markets in which Associated is headquartered and serves. Mr.
Haddad also meets the requirements of an audit committee financial expert.

Andrew J. Harmening
Director since 2021 Age: 56
Mr. Harmening joined Associated Banc-Corp as President and Chief Executive Officer in
April 2021. Mr. Harmening has more than 25 years of industry experience. Prior to joining
Associated, Mr. Harmening served as senior executive vice president, consumer and business banking director for Huntington Bank from 2017 to 2021. Mr. Harmening serves on the board of the Boys and Girls Club of Greater Milwaukee and the Board of Trustees for Northwestern
Mutual. Mr. Harmening also serves on the board of directors of the Metropolitan Milwaukee
Association of Commerce (MMAC).
Mr. Harmening’s qualifications to serve as a director and Chair of the Corporate Development
Committee include his extensive experience in the banking industry and his significant senior management experience at large financial institutions.

Rodney Jones-Tyson
Director since 2024 Age: 57
Mr. Jones-Tyson is currently the Global Chief Human Resources Officer of Baird Financial
Group, a privately held, employee-owned financial services company. Prior to this position,
Mr. Jones-Tyson held several key positions at Baird including Chief Risk Officer from 2018 to 2021, Chief Operating Officer, Global Investment Banking from 2011 to 2018 and Director of Corporate Development from 2007 to 2011. Mr. Jones-Tyson has 35 years of financial services industry experience, including corporate and consumer credit and capital markets/
mergers & acquisitions. Since 2022, Mr. Jones-Tyson has served as a member of the Board of
Trustees of Investors Real Estate Trust, d/b/a, Centerspace (NYSE: CSR) where he serves as chair of the Compensation Committee and is a member of the Nominations and Corporate
Governance Committee. Mr. Jones-Tyson serves on the board of the United Way of Greater
Milwaukee & Waukesha County and is a prior board chair of IFF and Foundation for Homan
Square.
Mr. Jones-Tyson’s qualifications to serve as a director of Associated and member of the Audit
Committee and the Compensation and Benefits Committee include his background in human resources, and his 35 years of experience working for global financial services companies. Mr.
Jones-Tyson brings C-suite level leadership and broad knowledge of the financial services industry. He also meets the requirements of an audit committee financial expert.

Eileen A. Kamerick
Director since 2007 Age: 67
Ms. Kamerick is an adjunct professor at leading law schools and consults on corporate governance and financial strategy matters. Ms. Kamerick has served as Chief Financial
Officer at several leading companies, Houlihan Lokey, Heidrick & Struggles International,
Inc., Leo Burnett, and BP Amoco Americas. She also currently serves as an independent director for VALIC Company I, where she serves as chair of the audit committee, serves as independent director for ACV Auctions (NASDAQ:ACVA), where she serves as chair of the audit committee, and serves as Chairman of 22 closed-end mutual funds in the Legg Mason mutual fund complex. She previously served on the board of directors of Hochschild Mining, plc from November 2016 to June 2023 and was a trustee for the 24 AIG and Anchor Trust
Funds from January 2018 until December 2021. Ms. Kamerick has formal training in law, finance, and accounting.
Ms. Kamerick’s qualifications to serve as a director of Associated, Chair of the Corporate
Governance and Social Responsibility Committee and member of the Compensation and
Benefits Committee and the Corporate Development Committee include her executive level responsibilities for the financial operations of both public and private companies, her board positions on public companies, and her experience as a frequent law school lecturer on corporate governance and corporate finance. She is also a National Association of Corporate
Directors Board Leadership Fellow. In addition, Ms. Kamerick has earned the National
Association of Corporate Directors Directorship Certification. In addition, Ms. Kamerick has earned the CERT, Certificate in Cybersecurity Oversight. She also attended the 2025 NACD
Directors Summit. In 2022, Ms. Kamerick attended the NACD Master Class, a course designed for experienced public company board and board committee leaders. In 2022, Ms.
Kamerick also was recognized as an NACD Directorship 100 honoree. Although Ms.
Kamerick is not currently serving on Associated’s Audit Committee, she meets the requirements of an audit committee financial expert.

Kristen M. Ludgate
Director since 2024 Age: 63
Ms. Ludgate served as a Strategic Advisor at HP Inc. (NYSE: HPQ), a global provider of personal computing and other digital devices, imaging and printing products, and related technologies, solutions and services from January 2025 until June 2025. She was previously
HP’s Chief People Officer, from 2021 through January 2025, overseeing all people, culture, workforce, and human resources strategies, functions, and programs for HP’s global organization. She was also a director of the HP Foundation and co-chair of HP’s enterprise crisis management team. Ms. Ludgate previously served as Executive Vice President and
Chief Human Resources Officer for 3M Company (NYSE: MMM) from 2018 to 2021, where she led People & Culture as a key strategic priority for 3M.  Over more than fifteen years at
3M, Ms. Ludgate held a variety of other legal and executive leadership roles, including as
3M’s Senior Vice President, Enterprise Services and Communications, Associate General
Counsel and Chief Compliance Officer, and Associate General Counsel and Chief
Employment Counsel.  Ms. Ludgate was also chair of the 3M Foundation Board from 2018 to
2021. Ms. Ludgate currently serves on the Board of Directors of Open Text Corporation
(NASDAQ: OTEX), a global software company that develops and sells information management software and is headquartered in Waterloo, Ontario, Canada and is a trustee for
Ewing Marion Kauffman Foundation, a foundation based in Kansas City with over $3 billion in assets that focuses on entrepreneurship, college access, and workforce development.
Ms. Ludgate’s qualifications to serve as a director of Associated and member of its
Compensation and Benefits Committee and Corporate Governance and Social Responsibility
Committee include her experience in executive leadership roles across legal and human resources functions, her experience working closely with public company boards and leadership teams, her role leading multiple organization transformation initiatives, and her background in compensation matters.

Cory L. Nettles
Director since 2013 Age: 56
Mr. Nettles is the Founder and Managing Director of Generation Growth Capital, Inc., a
private equity fund. He was Of Counsel at Quarles & Brady LLP from 2007 to 2016. He previously served as Secretary for the Wisconsin Department of Commerce from 2002 to
2004.  Mr. Nettles serves on the boards of Weyco Group, Inc. (NASDAQ: WEYS), Robert W.
Baird's Baird Funds, Inc., mutual fund complex, American Family Mutual Insurance Holding
Company, Advocate Health, and several nonprofit organizations. He previously served on the board of The Private Bank-Wisconsin.
Mr. Nettles’ qualifications to serve as a director of Associated, Chair of the Enterprise Risk
Committee and member of the Corporate Governance and Social Responsibility Committee
and Corporate Development Committee include his strong business background and legal experience.

Owen J. Sullivan
Director since 2024 Age: 68
Mr. Sullivan served as President and Chief Operating Officer of NCR (NYSE: NCR), a global leader in ATM, POS and digital banking from 2018 until his retirement in 2023. Prior to 2018,
Mr. Sullivan was an independent consultant, providing strategic planning, consulting and executive mentoring for private equity firms and other investor groups. He also served as
President of the Specialty Brands and Experis units at ManpowerGroup Inc. from 2010 to
2013 and served as the Chief Executive Officer of the Right Management and Jefferson Wells,
International, Inc. subsidiaries from 2004 to 2013. Mr. Sullivan’s board experience also includes serving as a director of Computer Task Group, Inc., a publicly traded firm providing
IT solutions and staffing solutions in North America, Europe and India, from 2017 to 2021, a director of Johnson Financial Group, a privately held financial services firm, from 2014 to
2019, a director of the Medical College of Wisconsin from 2009 to 2019, and a director of
Journal Communications, a publicly traded media company, from 2007 to 2013. Mr. Sullivan also served on the Marquette University Board of Trustees from 2013 to 2025 where he served as chairman from 2017 to 2020. Mr. Sullivan currently serves on the Board of
Directors of Blackstone Infrastructure Strategies L.P. (BXINFRA). He received a bachelor’s degree from Marquette University and completed executive education at the Kellogg School of Business at Northwestern University and Harvard Business School.
Mr. Sullivan’s qualifications to serve as a director of Associated and member of the
Compensation and Benefits Committee, Enterprise Risk Committee, and Corporate
Development Committee include his decades of experience in mergers and acquisitions, talent acquisition, retention and development working for global financial services companies.

Karen T. van Lith
Director since 2004 Age: 66
Ms. van Lith is founder and Chief Executive Officer of APEL Worldwide, LLC, an
eCommerce investor. She was President, Chief Executive Officer and a director of
MakeMusic, Inc., a publicly held technology solutions provider, from 2011 until the company was taken private in 2012. Ms. van Lith was President and Chief Executive Officer of Gelco
Information Network, a private equity owned provider of transaction and information processing systems from 2000 until its sale in 2007. Ms. van Lith was serving in multiple interim CEO roles for companies going through disruptive transformation when not serving in full-time capacities prior to 2019. Prior to Gelco, she held senior executive finance and M&A roles at publicly-held companies, including Ceridian HCM Holding Inc. and Deluxe
Corporation. Ms. van Lith’s prior board experience also includes serving as a director of E.A.
Sween, a privately held company doing business as Deli Express, from August 2012 to
December 2019, a director of XRS Corporation, a publicly traded provider of fleet operations solutions to the transportation industry from 2010 until its sale to Omnitracs in 2014, and a director of CNS, a publicly traded consumer goods company, from 2003 until its 2006 sale to
GlaxoSmithKline.
Ms. van Lith’s qualifications to serve as a director of Associated, Chair of the Trust
Committee and a member of the Audit Committee include her education in finance and accounting along with her past and present directorship experience in both public and private companies, as well as having earned NACD Director Certification. Ms. van Lith provides the board with a strong understanding of accounting and experience in financial roles of large publicly held companies. She was a CPA, has practiced with an international public accounting firm and has served in various executive capacities. She also meets the requirements of an audit committee financial expert.

John (Jay) B. Williams
Director since 2011 Age: 74
Mr. Williams is Chairman of the Board. He joined the Board of Directors in July 2011 following a 37-year career in banking. He is also past President and Chief Executive Officer of the Milwaukee Public Museum, Inc. Mr. Williams’ banking career included leadership roles in retail, commercial, private client, operations and technology along with experience in mergers and acquisitions. He is Chairman of the Board of Church Mutual Insurance
Company, which insures over 100,000 religious institutions.
Mr. Williams’ qualifications to serve as Chairman of Associated and as a member of the
Corporate Development Committee include his vast experience in the banking industry, as well as having earned NACD Director Certification, his status as a NACD Board Leadership
Fellow and having earned a NACD Certificate in Cybersecurity Oversight. In 2023, Mr.
Williams was recognized as an NACD Directorship 100 honoree. Although Mr. Williams is not currently serving on Associated’s Audit Committee, Mr. Williams also meets the requirements of an audit committee financial expert.

DIRECTOR QUALIFICATIONS
Directors are responsible for overseeing Associated’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly skilled individuals with a variety of qualities, attributes and professional experience.
The Board believes that there are certain general requirements for service on Associated’s Board of Directors that are applicable to all directors, and other skills and experience that should be represented on the Board as a whole but not necessarily by every director. The Board and the Corporate Governance and Social Responsibility Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and Associated’s current and future needs.
In its assessment of each nominee for director, including those recommended by shareholders, the Corporate Governance and
Social Responsibility Committee considers the nominee’s judgment, integrity, experience, independence, understanding of
Associated’s business or other related industries and such other factors that the Corporate Governance and Social Responsibility
Committee determines are pertinent in light of the current needs of the Board. The Corporate Governance and Social
Responsibility Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to Associated.
The Board and the Corporate Governance and Social Responsibility Committee require that each director be a person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of individuals from different backgrounds and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.
The Board believes that the combination of qualifications, skills and experiences of each of the director nominees will contribute to an effective and well-functioning Board. The Board and the Corporate Governance and Social Responsibility
Committee believe that, individually and as a whole Board, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to Associated’s management.

BOARD EXPERIENCE AND COMPETENCIES
The Corporate Governance and Social Responsibility Committee considers the attributes outlined in the Corporate Governance and Social Responsibility Committee Charter when considering director nominees. While these attributes are considered on an ongoing basis, they are particularly considered in the recruitment and deliberation regarding prospective director nominees. The
Corporate Governance and Social Responsibility Committee Charter outlines desired characteristics for Board member experience and competencies. The Corporate Governance and Social Responsibility Committee believes that Associated’s interests are best served by maintaining a diverse and active Board membership with members who are willing, able and well-
situated to provide insight into current business conditions, opportunities and risks. The “outside” perspectives of the Board members are key contributors to our success.
The Corporate Governance and Social Responsibility Committee periodically assesses the effectiveness of these key attributes.
In light of the current Board’s representation of diverse industry, background, communities within Associated’s markets, professional expertise and racial and gender diversity, the Corporate Governance and Social Responsibility Committee believes that Associated’s process for considering director nominees effectively serves the best interests of Associated and its shareholders.

BOARD SELF-ASSESSMENT PROCESS
Associated’s Board undergoes an internal self-assessment process on an annual basis.  The internal process consists of interviews with individual directors, led by the Chairman of the Board, intended to solicit feedback on a wide variety of matters as a means of identifying strengths, weaknesses, areas or interest or concern, and opportunities for improvement.  Interview topics include, among others, positive aspects of Board operation; areas for improvement; director skill sets, size and age limitation policy; committee effectiveness; tools for providing directors with important information about Associated; and the
Board’s engagement with management.  The feedback gathered from these interviews is compiled and reported to the full
Board for review, discussion and action as appropriate.
In addition, it is the Board’s intention to participate in a full self-assessment process conducted by an outside advisory service approximately every three years.  In 2025, a self-assessment process was conducted through an engagement with the National
Association of Corporate Directors (NACD). The advisor-led self-assessment process was designed to provide a comprehensive review of the competencies and overall effectiveness of the Board and to help align priorities, with a focus on five core areas:
Board composition; talent oversight and CEO succession; Board processes and operations; strategy oversight; and risk management.  The process included tailored interviews with individual directors.  At the conclusion of the evaluation process, an NACD faculty member met with the Board to discuss recommendations and conducted a presentation on best practices in corporate governance related to key findings of the evaluation.

DIRECTOR SKILLS AND EXPERIENCE MATRIX
The following matrix provides information about Associated’s director nominees, including certain types of knowledge, skills, experience and other attributes possessed by one or more of them which the Board believes are relevant to Associated’s business and industry. While all of the areas listed on the matrix are relevant to Associated, the Board considers certain areas to be of particular importance, including:
•Information Technology/Cyber Security, which is necessary for the Board’s ongoing direction and oversight of
Associated’s management of this continuously emerging area of risk;
•Human Capital, because of the importance to Associated of attracting and retaining a diverse, committed team of colleagues to serve our customers and support our communities;
•Risk Management, which is critical to protecting Associated’s customers, maintaining its reputation and preserving its value; and
•Corporate Governance, because sound governance is essential for increasing shareholder value through enhancing corporate performance and accountability, while taking into account other Associated stakeholders.
The matrix does not capture all of the knowledge, skills, experiences or attributes possessed by the director nominees, and the
Board believes that each director nominee has the ability to contribute to the decision-making process in every area listed.

	Greffin	Haddad	Harmening	Jones-Tyson	Kamerick	Ludgate	Nettles	Sullivan	van Lith	Williams
Knowledge Skills and Experience
Audit/Accounting/Finance/Capital Allocation	·	·	·	·	·			·	·	·
Banking & Financial Services	·		·	·	·			·		·
Business Operations	·	·	·	·	·	·		·	·	·
Marketing		·	·					·	·	·
Corporate Governance	·	·	·	·	·	·	·	·	·	·
Customer Focus	·	·	·	·				·	·	·
Environmental		·
M&A		·	·	·	·	·	·	·	·	·
Executive Compensation	·	·	·	·	·	·		·	·	·
Human Capital		·	·	·		·	·	·	·	·
Information Technology/Cyber Security	·	·	·	·	·			·	·	·
Regulatory	·	·	·		·	·	·		·	·
Risk Management	·	·	·	·	·	·	·	·		·
Strategic Planning & Strategy	·	·	·	·	·	·	·	·	·	·
Demographics
Race/Ethnicity
African American				·			·
Asian/Pacific Islander
White/Caucasian	·	·	·		·	·		·	·	·
Hispanic/Latino
Native American
Gender
Male		·	·	·			·	·		·
Female	·				·	·			·

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board recommends that shareholders vote “FOR” the election of each of the Board’s nominees.

AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE
Associated’s Board has considered the independence of the nominees for election at the Annual Meeting and all individuals who served as directors during any portion of 2025, under the corporate governance rules of the NYSE. The Board has determined that all such directors are independent under the NYSE corporate governance rules, except for Mr. Harmening,
President and Chief Executive Officer (“CEO”) of Associated.  Mr. Harmening is not independent because he serves as an executive officer of Associated, and not because of any other transactions or relationships.

INFORMATION ABOUT THE BOARD OF DIRECTORS

BOARD COMMITTEES AND MEETING ATTENDANCE
The Board held eight meetings during 2025. During 2025, each director who was a director for all of 2025 attended at least 75%
of the Board meetings held, and at least 75% of the meetings of each committee of which he or she was a member.
The Board convened an executive session of its non-management directors at all of its regular board meetings held in 2025.
Executive sessions of Associated’s non-management directors are presided over by the Chairman of the Board.
All of the directors serve on the Boards of two of Associated’s operating subsidiaries, Associated Bank, National Association and Associated Trust Company, National Association. The Board believes that a single governing body to advise and determine strategy for the organization provides the Board with a comprehensive picture of the level and trends in operational and compliance risk exposure for the entire organization and ensures comprehensive oversight of regulatory matters.
The Board has adopted Corporate Governance Guidelines, including a Code of Business Conduct and Ethics, which can be found on Associated’s website at www.associatedbank.com, “Investor Relations,” “Governance Documents.” Associated will describe on its website any amendments to or waivers from our Code of Business Conduct and Ethics in accordance with all applicable laws and regulations.
It is Associated’s policy that all directors and nominees for election as directors at the Annual Meeting attend the Annual
Meeting, except under extraordinary circumstances. All directors and nominees for director at the time of the 2025 Annual
Meeting of Shareholders attended the meeting.
The Board has adopted written charters for all of its standing committees. The committee charters can be found on Associated’s website at www.associatedbank.com, “Investor Relations,” “Governance Documents.” The following summarizes the responsibilities of the various committees.
The following table lists the members of each of the standing committees as of February 13, 2026 and the number of meetings held by each committee during 2025.

Name	Audit	Compensation and Benefits	Corporate Development	Corporate Governance and Social Responsibility	Enterprise Risk	Trust
R. Jay Gerken(1)	·				·
Judith P. Greffin					·	·
Michael J. Haddad(1)	·					·
Andrew J. Harmening*			Chair
Robert A. Jeffe(1)	Chair		·		·
Rodney Jones-Tyson(1)	·	·
Eileen A. Kamerick(1)		·	·	Chair
Gale E. Klappa(1)		Chair	·	·
Kristen M. Ludgate		·		·
Cory L. Nettles			·	·	Chair
Owen J. Sullivan		·	·		·
Karen T. van Lith(1)	·					Chair
John (Jay) B. Williams(1)(2)			·

Number of Meetings	9	6	3	4	10	4
* President and Chief Executive Officer of Associated
(1)The Board has determined that this director qualifies as an audit committee financial expert.
(2)As Chairman of the Board, Mr. Williams may attend meetings of any Board committee.

Audit Committee
The Audit Committee reviews the adequacy of internal accounting controls, reviews with Associated’s independent registered public accounting firm its audit plan and the results of the audit engagement, reviews the scope and results of procedures for internal auditing, reviews and approves the general nature of audit services by the independent registered public accounting firm, and reviews quarterly and annual financial statements issued by Associated. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, subject to ratification by the shareholders at the Annual
Meeting. Both the internal auditors and the independent registered accounting firm meet periodically with the Audit Committee and have access to the Audit Committee at any time. In addition, the Audit Committee oversees management’s bank regulatory compliance. The Audit Committee is also responsible for overseeing certain aspects of Associated’s sustainability program, including the sustainability-related aspects of audit oversight.
Compensation and Benefits Committee
The functions of the Compensation and Benefits Committee include, among other duties directed by the Board, oversight of
Associated’s total rewards (specifically compensation, equity, and employee benefit programs) for colleagues, the CEO, executive committee officers and directors. The Compensation and Benefits Committee sets the strategic direction of
Associated’s total rewards policies and programs, and oversees management’s execution of and compliance with that strategic direction. The Compensation and Benefits Committee determines the compensation of Associated’s CEO and, with input from the CEO, establishes the compensation of Associated’s other NEOs. The Compensation and Benefits Committee also has responsibility for ensuring that Associated’s incentive compensation programs do not encourage unnecessary and excessive risk taking that would threaten the value of Associated or the integrity of its financial reporting. As permitted under its charter, the
Compensation and Benefits Committee engages an independent compensation consultant to advise it on the structure and amount of compensation of Associated’s executive officers and Board of Directors, which is described in detail under
“Executive Compensation - Compensation Discussion and Analysis,” beginning on page 25. The Compensation and Benefits
Committee duties also include reviewing the executive compensation and colleague-related components of Associated's programs that relate to human capital governance, including sustainability programs, sustainability report and workforce practices and policies.
Corporate Development Committee
The functions of the Corporate Development Committee include, among other duties directed by the Board, reviewing and recommending to the Board proposals for acquisition or expansion activities.
Corporate Governance and Social Responsibility Committee
The functions of the Corporate Governance and Social Responsibility Committee include corporate governance oversight, review and recommendation for Board approval of Board and committee charters. The Corporate Governance and Social
Responsibility Committee also reviews the structure and composition of the Board, considers qualification requirements for continued Board service, and recruits new director candidates. The Corporate Governance and Social Responsibility Committee
also advises the Board with respect to the Code of Business Conduct and Ethics. The Corporate Governance and Social
Responsibility Committee is also responsible for overseeing Associated’s sustainability program and sustainability disclosures.
Enterprise Risk Committee
The functions of the Enterprise Risk Committee include oversight of the enterprise-wide risk management framework of
Associated, including the strategies, policies and practices established by management to identify, assess, measure and manage significant risks.
Trust Committee
The functions of the Trust Committee include the supervision of the trust and fiduciary activities of Associated Bank, National
Association and Associated Trust Company, National Association to ensure the proper exercise of their trust/fiduciary powers.

SEPARATION OF BOARD CHAIRMAN AND CEO
Associated’s Amended and Restated Bylaws and Corporate Governance Guidelines require the separation of the positions of
Chairman of the Board and CEO. Currently, Mr. Williams serves as Chairman of the Board and Mr. Harmening serves as CEO.
Separating the roles allows Mr. Harmening to focus solely on his duties as the CEO. Separation of these roles also promotes risk management, enhances the independence of the Board from management and mitigates potential conflicts of interest between the Board and management.

DIRECTOR NOMINEE RECOMMENDATIONS
The Corporate Governance and Social Responsibility Committee will consider any nominee recommended by a shareholder as described in this section under the same criteria as any other potential nominee. The Corporate Governance and Social
Responsibility Committee believes that a nominee recommended for a position on the Board must have an appropriate mix of experience, diverse perspectives, and skills. Qualifications for nomination as a director can be found in the Corporate
Governance and Social Responsibility Committee Charter. At a minimum, the core competencies should include accounting or finance experience, market familiarity, business or management experience, industry knowledge, customer-base experience or perspective, crisis response, leadership, and/or strategic planning.
A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice by mail, c/o Corporate Secretary, Associated Banc-Corp, 433 Main Street, Green Bay, Wisconsin 54301,
that sets forth (1) the name, age, address (business and residence) and principal occupation or employment (present and for the past five years) of each proposed nominee; (2) the number of shares of Associated beneficially owned (as defined by
Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and any other ownership interest in the shares of Associated, whether economic or otherwise, including derivatives and hedges, by each proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement prepared in connection with an election of directors pursuant to Section 14(a) of the Exchange Act; (4) the name and address
(business and residential) of the shareholder making the recommendation; and (5) the number of shares of Associated beneficially owned (as defined by Section 13(d) of the Exchange Act) and any other ownership interest in the shares of
Associated, whether economic or otherwise, including derivatives and hedges, by the shareholder making the recommendation.
Associated may require any proposed nominee to furnish additional information as may be reasonably required to determine his or her qualifications to serve as a director of Associated.

COMMUNICATIONS BETWEEN SHAREHOLDERS, INTERESTED PARTIES AND THE BOARD
Associated’s Board provides a process for shareholders and other interested parties to send communications to the Board or any of the directors. Shareholders and other interested parties may send written communications to the Board or any of the individual directors by mail, c/o Corporate Secretary, Associated Banc-Corp, 433 Main Street, Green Bay, Wisconsin 54301.
All communications will be compiled by Associated’s Corporate Secretary and submitted to the Board or the individual director, as applicable, on a regular basis unless such communications are considered, in the reasonable judgment of the
Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Associated or Associated’s business, or communications that relate to improper or irrelevant topics.

COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There are no Compensation and Benefits Committee interlocking relationships, as defined by the rules adopted by the SEC, and no Associated officer or employee is a member of the Compensation and Benefits Committee.

STOCK OWNERSHIP

SECURITY OWNERSHIP OF BENEFICIAL OWNERS
The following table presents information regarding the beneficial ownership of Common Stock by each person who, to our knowledge, was the beneficial owner of 5% or more of our outstanding Common Stock on February 13, 2026.
The information below is from the most recent Schedule 13G and Schedule 13G/A filings reporting holdings.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	19,211,026(3)	11.6%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	15,639,171(4)	9.4%
FMR LLC 245 Summer Street Boston, MA 02210	10,914,948(5)	6.6%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	9,952,556(6)	6.0%
State Street Corporation One Congress Street, Suite 1 Boston, MA 02114	8,524,500(7)	5.1%
(1)Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) the power to vote or to direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares of which such person has the right to acquire beneficial ownership within 60 days.
(2)Based on 165,931,155 shares of common stock outstanding as of February 13, 2026.
(3)Based on an amended Schedule 13G filed on January 23, 2024, BlackRock, Inc. and certain affiliated entities have sole voting power with respect to
18,846,856 shares and sole dispositive power with respect to 19,211,026 shares.
(4)Based on an amended Schedule 13G filed on February 13, 2024, The Vanguard Group, Inc. has shared voting power with respect to 132,397 shares, sole dispositive power with respect to 15,343,977 shares and shared dispositive power with respect to 295,194 shares.
(5)Based on an amended Schedule 13G filed on February 5, 2026 by FMR LLC and Abigail P. Johnson (as Director, Chairman, and Chief Executive Officer
of FMR LLC), FMR LLC and certain subsidiaries have sole voting power with respect to 10,897,066 shares and sole dispositive power with respect to
10,914,948 shares.
(6)Based on an amended Schedule 13G filed on April 15, 2025, Dimensional Fund Advisors LP (“DFA”) has sole voting power with respect to 9,705,587 shares and sole dispositive power with respect to 9,952,556 shares. DFA is a registered investment adviser to four investment companies and serves as investment manager or sub-adviser to various other clients (collectively, the “Funds”). In these roles, DFA or its subsidiaries (collectively,
“Dimensional”) may possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of such shares. Dimensional disclaims beneficial ownership of such securities.
(7)Based on Schedule 13G filed on August 11, 2025, State Street Corporation and certain subsidiaries have shared voting power with respect to 1,183,812 shares and shared dispositive power with respect to 8,524,500 shares.

STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS AND DIRECTORS
Associated’s Compensation and Benefits Committee believes that robust security ownership guidelines are an important means of ensuring that the interests of Associated’s executive officers and directors are fully aligned with long-term shareholder value.
Associated’s stock ownership guidelines, which apply to members of the Executive Leadership Team (which is composed of the CEO, colleagues that directly report to the CEO and other key executives identified by the CEO), as well as non-employee directors, include:
•A requirement to hold 100% of shares of restricted stock granted until after the executive officer or director has attained the applicable share ownership guideline amounts. If an executive officer or director falls below the applicable multiple due solely to a decline in the value of shares of Common Stock, such executive officer or director will again be required to retain 100% of net after tax shares awarded until the guideline is met. Executive officers and directors may not sell shares of Common Stock unless before and after such sale they are in compliance with the ownership guidelines;
•Required holdings calculated as a multiple of the executive officer’s annual base salary—six times for the CEO, three times for each of the named executive officers, two times for all other executive leadership team members, and one times for the EVP, Chief Audit Executive, subject to the guidelines. Each independent member of the Board is required to own shares of Common Stock with a value equal to five times the value of the annual cash retainer payable to a director.  For purposes of the guidelines, shares held by an executive officer or director include shares held directly, held in the Executives’ and Directors’ Deferred Compensation Plans, unvested time-based restricted stock units, vested shares held in the 401(k) plan and/or the Employee Stock Purchase Plan, shares owned outright and shares owned indirectly (e.g., in trust or by an immediate family member living in the same household).  Stock options, unvested performance restricted stock units, preferred shares and pledged shares are excluded; and
•A requirement for executive officers to reach these ownership goals within five years from the date on which they first were appointed an executive (or by April 18, 2027, for individuals serving as an executive officer on April 18, 2022), and for directors to attain such stock ownership goal no later than five years from the date on which they first were appointed to the Board.
All Associated directors and NEOs are within the expected guidelines of the stock ownership requirements.

INSIDER TRADING POLICY
Associated has adopted an Insider Trading Policy that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. The Insider Trading Policy contains guidelines with respect to transactions in the securities of Associated and the handling of confidential information about Associated and the companies with which Associated does business. It applies to purchase, sale, and/or other dispositions of our securities by directors, officers and employees. Under the Insider Trading Policy, directors, executive officers, and other key policy-making officers are prohibited from engaging in hedging transactions with respect to Associated Common Stock and from pledging Associated
Common Stock as collateral for loans. All of the NEOs are in compliance with this policy.
A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December
31, 2025.
With regard to transactions by Associated in its own securities which transactions are not covered by the Insider Trading Policy,
Associated evaluates the appropriateness of such transactions based on the facts and circumstances existing at the time of the proposed transactions in order to assure compliance with all applicable laws and regulations.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
Listed below is information as of  February 13, 2026 concerning beneficial ownership of Common Stock, depositary shares and
RSUs by each director, each NEO, and by directors and executive officers as a group. The information is based in part on information received from the respective persons and in part from the records of Associated. The RSUs and depositary shares are nonvoting.

COMMON STOCK

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Shares Issuable Within 60 Days[2]	Percent of Class
Directors
Andrew J. Harmening	268,644	—	*
R. Jay Gerken	5,000	—	*
Judith P. Greffin	—	—	—
Michael J. Haddad	9,806	—	*
Robert A. Jeffe	—	—	—
Rodney Jones-Tyson	9,237	—	*
Eileen A. Kamerick	8,117	—	*
Gale E. Klappa	—	—	—
Kristen M. Ludgate	5,418	—	*
Cory L. Nettles	—	—	—
Owen J. Sullivan	5,418	—	*
Karen T. van Lith	12,610	—	*
John (Jay) B. Williams	31,212	—	*
Named Executive Officers
Derek S. Meyer	34,810	—	*
John A. Utz	61,906	137,628	*
Randall J. Erickson	145,797	130,998	*
Julio N. Manso	625	—	*
All Directors and Executive Officers as a group (27 persons)	785,491	391,769	*
*Denotes percentage is less than 1%.
1Beneficial ownership includes shares with voting and investment power in those persons whose names are listed above or by their spouses or trusts.
Some shares may be owned in joint tenancy, by a spouse, or in the name of a trust or by minor children. Shares include shares issuable within 60 days of
February 13, 2026 and vested and unvested service-based restricted stock.
2Shares subject to options exercisable within 60 days of February 13, 2026.

RESTRICTED STOCK UNITS
Each RSU represents the contingent right to receive one share of Common Stock. For directors, RSUs vest 100% on the first anniversary of the grant date and shares are either distributed or deferred, as so elected by the director. For executive officers, the RSUs are subject to vesting based on either service or performance criteria set forth in the applicable RSU grant agreement.
This includes unvested and vested deferred shares.

Beneficial Owner	Number of RSUs
Directors
Andrew J. Harmening	437,801
R. Jay Gerken	39,794
Judith P. Greffin	17,431
Michael J. Haddad	4,585
Robert A. Jeffe	47,747
Rodney Jones-Tyson	4,585
Eileen A. Kamerick	47,747
Gale E. Klappa	25,480
Kristen M. Ludgate	4,585
Cory L. Nettles	46,429
Owen J. Sullivan	4,585
Karen T. van Lith	47,747
John (Jay) B. Williams	47,747
All Non-Employee Directors as a group	338,462
Named Executive Officers
Derek S. Meyer	99,613
John A. Utz	133,141
Randall J. Erickson	74,302
Julio N. Manso	39,559
All Executive Officers as a group (15 persons)	1,196,423

DEPOSITARY SHARES OF PREFERRED STOCK
The following table provides information concerning beneficial ownership of depositary shares. Each depositary share represents a 1/40th ownership interest in a share of Associated’s 5.875% Non-Cumulative Perpetual Preferred Stock, Series E
(the “Series E Preferred Stock”) or 5.625% Non-Cumulative Perpetual Preferred Stock, Series F (the “Series F Preferred
Stock”), as indicated in the table. Each of the Series E Preferred Stock and the Series F Preferred Stock has a liquidation preference of $1,000 per share (equivalent to $25 per depositary share). Holders of depositary shares are entitled to all proportional rights and preferences of the Series E Preferred Stock or the Series F Preferred Stock, as applicable (including dividend, voting, redemption and liquidation rights).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class
	Series E Preferred Stock	Series F Preferred Stock	Series E Preferred Stock	Series F Preferred Stock
Directors
Andrew J. Harmening	—	—	—	—
R. Jay Gerken	—	2,000	—	*
Judith P. Greffin	—	—	—	—
Michael J. Haddad	—	2,000	—	*
Robert A. Jeffe	—	—	—	—
Rodney Jones-Tyson	—	—	—	—
Eileen A. Kamerick	—	—	—	—
Gale E. Klappa	2,000	2,000	*	*
Kristen M. Ludgate	—	—	—	—
Cory L. Nettles	—	—	—	—
Owen J. Sullivan	—	—	—	—
Karen T. van Lith	—	—	—	—
John (Jay) B. Williams	—	—	—	—
Named Executive Officers
Derek S. Meyer	—	—	—	—
John A. Utz	—	—	—	—
Randall J. Erickson	—	—	—	—
Julio N. Manso	—	—	—	—
All Directors and Executive Officers as a group (27 persons)	2,000	6,000	*	*
*Denotes percentage is less than 1%.
1Beneficial ownership includes shares with voting and investment power in those persons whose names are listed above or by their spouses or trusts. Some shares may be owned in joint tenancy, by a spouse, or in the name of a trust or by minor children.

OWNERSHIP IN DIRECTORS’ DEFERRED COMPENSATION PLAN
In addition to the beneficial ownership set forth in the Security Ownership of Directors and Management tables above, the non-
employee directors have an account in the Directors’ Deferred Compensation Plan with the balances in phantom stock as of
February 13, 2026 set forth below. The dollar balances in these accounts are expressed daily in units of Common Stock based on its daily closing price. These balances are included for purposes of the non-employee director holding requirements under the Director Stock Ownership Guidelines. The units are nonvoting. See “Director Compensation - Directors’ Deferred
Compensation Plan” on page 53.

Beneficial Owner	Account Balance at February 13, 2026	Equivalent Number of Shares of Common Stock(1)
R. Jay Gerken	$1,299,537	46,662
Judith P. Greffin	1,299,537	46,662
Michael J. Haddad	1,877,962	67,431
Robert A. Jeffe	2,689,187	96,560
Rodney Jones-Tyson	—	—
Eileen A. Kamerick	859,481	30,861
Gale E. Klappa	1,299,537	46,662
Kristen M. Ludgate	—	—
Cory L. Nettles	1,435,167	51,532
Owen J. Sullivan	—	—
Karen T. van Lith	783,141	28,120
John (Jay) B. Williams	141,976	5,098
All Directors as a group	11,685,525	419,588
(1)Based on the closing price of $27.85 of the Common Stock as of February 13, 2026.

PROPOSAL 2:
ADVISORY APPROVAL OF ASSOCIATED BANC-CORP’S NAMED EXECUTIVE OFFICER COMPENSATION
Background
We recognize that executive compensation is an important matter for our shareholders, and in accordance with SEC rules, we are asking our shareholders to approve an advisory resolution on the compensation of our Named Executive Officers (“NEOs”).
This advisory approval, commonly referred to as a “say-on-pay” proposal, is a non-binding approval on the compensation paid to our NEOs as set forth in the “Executive Compensation” section of this proxy statement, including the Compensation
Discussion and Analysis, the accompanying executive compensation tables and corresponding narrative discussion and footnotes. It is not intended to address any specific item of executive compensation, but rather the overall executive compensation program for our NEOs and our executive compensation philosophy, policies and practices as described in this
Proxy Statement. The non-binding resolution approving our executive compensation program was approved by more than 97%
of the shareholders present or represented by proxy at our 2025 Annual Meeting of Shareholders.
Our Pay Philosophy
Associated’s executive compensation program for our NEOs is designed to attract, retain, motivate and reward highly qualified and talented executives who will enable us to execute on our strategic priorities, perform better than our competitors and drive long-term shareholder value. The underlying core principles of our executive compensation program are to (i) align executive incentive compensation with long-term shareholder value creation, (ii) provide target executive compensation within competitive market levels, and (iii) reward performance, without incentivizing unnecessary or excessive risk, while maintaining an appropriate cost structure.
Best Practices
•A substantial portion of total executive compensation is variable and tied directly to Company performance.
•All long-term incentive compensation awards are in the form of Associated shares of Common Stock.
•Equity awards are heavily weighted in the form of performance-based restricted stock units (75% of awards) and time-
based restricted stock units (25% of awards) to align with shareholder value.
•We maintain stock ownership guidelines which require each of our NEOs to hold 100% of shares of restricted stock granted until the applicable share ownership guideline amount is achieved.
•All incentive compensation awards (time-based and performance-based) are subject to a clawback policy.
•Our CEO and other executive officers do not have employment or severance agreements or arrangements, except as provided for in our change of control severance compensation plan, or COC Agreements (as defined below).
•We do not provide tax “gross-up” payments in connection with any excise tax or other tax liabilities for the NEOs (except in connection with relocation expenses and Associated-requested CEO security expenses).
•Our NEOs receive a limited number of perquisites.
•We have an independent Compensation and Benefits Committee.
•We utilize an independent external compensation consultant.
Proposed Resolution
Accordingly, as required under the Exchange Act, this proposal seeks a shareholder advisory vote on the approval of compensation of our NEOs as disclosed under Item 402 of Regulation S-K through the following resolution:
“Resolved, that the shareholders approve the compensation of Associated’s Named Executive Officers as disclosed pursuant to the compensation rules of the SEC in the Compensation Discussion and Analysis, the compensation tables and any related materials.”
Because this is an advisory vote, it will not be binding on the Board of Directors. However, the Compensation and Benefits
Committee will consider the outcome of the vote when contemplating future executive compensation arrangements.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board recommends that shareholders vote “FOR” the advisory approval of Associated Banc-Corp’s NEO compensation, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material). If a majority of the votes cast are voted “FOR” this Proposal 2, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 2.

LETTER TO SHAREHOLDERS
To Our Fellow Shareholders,
On behalf of Associated Banc-Corp’s Board of Directors, the Compensation and Benefits Committee is pleased to provide highlights of the Company’s 2025 performance and explain how our executive compensation program aligns with those results.
2025: A Pivotal Year
Over the course of our 165-year history, the Associated Bank franchise has been built on long-standing and loyal relationships across Wisconsin and the upper Midwest, providing a stable and granular foundation for growth. Since 2021, we have continued to build on this strength through a relationship-focused growth strategy. In 2025, we executed with discipline and focus, making strategic progress, and delivering strong financial performance. Notably, we achieved the strongest net income in our Company's history while advancing the key priorities of our strategic plan:
•We strengthened our competitive position in major metro markets, built momentum across our core businesses, and deepened customer relationships demonstrating continued and sustainable organic growth.
•We continued to optimize our balance sheet, driving improved profitability and capital generation while maintaining prudent risk management and sound credit performance.
•To complement and accelerate our growth strategy, we announced the acquisition of American National Corporation, the holding company for American National Bank, a privately held institution with approximately $5 billion in assets headquartered in Omaha, Nebraska. This partnership is expected to expand our presence in attractive markets, bring together two organizations with strong cultural alignment, and enhance our ability to deliver value to customers, colleagues, and shareholders.

Financial Highlights[1]
$463 million
RECORD Annual Net Income Available to Common Equity
4.7%	11.6%
Total Loan Growth	Total C&I Loan Growth
'+$1.4 billion	'+$1.2 billion
2.6%	3.5%
Total Deposit Growth	Core Customer Deposit Growth[2]
'+$904 million	'+989 million
14.7%	'+25 bps
Net Interest Income Growth	Net Interest Margin Expansion

[1]Growth represents FY 2025 results as compared to FY2024 results.
[2]This is a non-GAAP financial measure. See Appendix A for a reconciliation of non-GAAP financial measures to GAAP financial measures.
We enter 2026 with a sustainable organic growth strategy, enhanced profitability, solid capital generation, and consistently sound credit metrics. We have the talent, product set, and value proposition to continue building organic momentum. This progress reflects the dedication and expertise of our colleagues, whose daily efforts power our execution. Together, these strengths position us to deliver sustained earnings growth and long-term value for our shareholders.
Highlights - Incentive Compensation Programs
Our executive compensation programs are designed to directly align pay with performance, reinforce long-term value creation, and support the retention of our Executive Leadership Team (ELT). In 2025, the executive compensation outcomes appropriately reflected Company performance reinforcing our pay-for-performance philosophy.
•2025 Management Incentive Plan (MIP)
Our strong financial performance translated into an overall plan achievement of 128% of target performance. This outcome demonstrates execution against our strategic growth initiatives while maintaining a strong focus on operational efficiency and bottom-line results.
•2025-2027 Long-Term Incentive Performance Plan (LTIPP)
To maintain alignment with our long-term strategic priorities, we retained the same plan design and performance metrics in the 2025-2027 LTIPP that were used in the 2024-2026 LTIPP summarized as follows:

–Relative Total Shareholder Return (TSR). (65% weight)
Metric pays a maximum of 100% of target if absolute TSR is negative at the end of the three-year performance period, regardless of relative performance versus peers;
and
–Absolute Return on Average Common Equity Tier 1 (ROACET1). (35% weight)
ROACET1 measures both the return to shareholders and bank soundness. It is also a highly regulated and consistent metric that exhibits less volatility from economic conditions, therefore, is expected to provide more stability over the long-term.
•2023-2025 Long-Term Incentive Performance Plan (LTIPP)
As described in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis, the
Committee applied limited discretion in connection with the 2023-2025 performance period in response to specific industry-wide conditions. In exercising this discretion, the Committee reinforced disciplined pay-for-performance outcomes and sound governance practices, while reflecting progress achieved against ROATCE objectives and supporting the program’s retention intent.
•2026 Pay Programs
To remain aligned with our long-term strategic priorities, we retained the core design and performance metrics in the
2026-2028 LTIPP that were used in the 2025-2027 LTIPP. For our 2026 MIP, we also retained the prior year metrics as they continue to focus on the desired business outcomes.
*****************
This Committee and Associated’s leadership team remain committed to shareholder engagement and to the ongoing evaluation of our executive compensation program to ensure alignment with shareholder interests. As we look ahead, our focus remains on disciplined execution, responsible growth, and long‑term value creation. We appreciate your continued support of our say‑on‑pay proposal and welcome ongoing dialogue.
Sincerely,
The Compensation and Benefits Committee
Gale E. Klappa (Chairman)
Rodney Jones-Tyson
Eileen A. Kamerick
Kristen M. Ludgate
Owen J. Sullivan

  EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

CD&A DIRECTORY
This Compensation Discussion and Analysis (“CD&A”) provides information about the key objectives, policies, elements and designs of our executive compensation program designed by the Compensation and Benefits Committee (referred to hereinafter as the “Committee”) for 2025. While the principles and objectives of our executive compensation program extend to our entire
Executive Leadership Team (“ELT”), this CD&A primarily explains how we compensated our Named Executive Officers
(“NEOs”) identified in the table below.
This CD&A should be read in conjunction with the accompanying compensation tables, corresponding footnotes and narrative discussion as they provide important additional information and context to the compensation and disclosures.

Named Executive Officer	Title
Andrew J. Harmening	President and Chief Executive Officer (“CEO”)
Derek S. Meyer	Executive Vice President, Chief Financial Officer
John A. Utz	Executive Vice President, Head of Specialized Industries and Milwaukee Market President
Randall J. Erickson	Executive Vice President, General Counsel & Corporate Secretary
Julio N. Manso	Executive Vice President, Chief Human Resources Officer

EXECUTIVE SUMMARY
Our executive compensation program is designed to be primarily performance-based and aligned with the interests of our shareholders. The majority of the total compensation provided to the CEO and other NEOs is at-risk and delivered primarily in the form of long-term equity awards. We also consider our strategic objectives along with industry trends when developing our executive compensation program. Our goal is to offer an executive compensation program that allows us to attract, retain, motivate and reward highly qualified and talented executives; supporting our strategic priorities, outperforming our competitors through goal execution and driving long-term shareholder value with strong risk management discipline.
2025 Components of Executive Compensation
The key components of our executive compensation program support the Committee’s pay-for-performance philosophy. We provide our NEOs and ELT members with total direct compensation using a mix of both short- and long-term pay. In 2025, multiple components of pay were used including base salary, short-term cash incentive awards and long-term equity-based incentive awards to provide a balanced program that targets market-competitive compensation levels.

The following chart depicts the Committee’s design decisions to create our competitive executive pay program.

Type	Component	Key Features
At-Risk Incentive Compensation	Short-Term Incentive Awards (100% Cash)	•Target set as percentage of salary •2025 Metrics/Weight: –Net Income After Tax (40%) –Revenue Before Long Term Credit Charge (30%) –Operating Leverage (30%) •Payout range from 0% to 175%
•Incentivize and reward executives for exceptional annual performance, both financially and strategically
•Incentivize collaboration among executives across different lines of business
Long-Term Incentive Awards (100% Equity)
75% Performance-Based Restricted Stock Units (PRSUs)
•Target opportunity set as a percentage of salary
•3-year performance period
•2025-2027 Metrics/Weight:
–Relative TSR (65%)
–Absolute Target ROACET1* (35%)
•Payout range from 0% to 150%
25 % Time-Based Restricted Stock Units (RSUs)
•Full value grants
•Vest ratably over four years

•Align the interests of executives and shareholders
•Incentivize long-term decision making and meaningful value creation
•Reward exceptional performance
•Attract and retain high-performing executives
•Support stock ownership guidelines

Not At-Risk Fixed Compensation	Base Salary	•Reviewed annually •Amounts adjusted based on each executive's role, scope, complexity, individual performance and competitive market trends
•Provide market competitive fixed compensation for performing responsibilities of the position
•Attract and retain exceptional talent capable of performing in a growth environment

*Return on Average Common Equity Tier 1.
Target Total Direct Compensation
CEO
Other NEOs
64%
Incentive-Based
At-Risk Pay
80%
Incentive-Based
At-Risk Pay
2025 Target NEO Compensation Mix
A sizable portion of our ELT’s target total direct compensation is comprised of short- and long-term variable performance-
based, or at-risk, compensation to link their pay to performance. Generally, higher level ELT positions have a greater portion of pay that is performance-based. For 2025:
•80% of the target total direct compensation for our President and CEO was performance-based or at-risk; and
•64% of the average target total direct compensation for our other NEOs was performance-based or at-risk.
Highlights of Executive Compensation Practices
We believe our pay practices demonstrate our commitment to and alignment with shareholders’ interests and our dedication to maintaining a compensation program supported by strong corporate governance. The Committee meets regularly and receives guidance on best practices and market trends from the Committee’s independent compensation consultant to supplement each member’s own business knowledge.

Our executive compensation program incorporates many strong governance features as exemplified in the chart below.

What we do		What we do not do
✓	Pay for performance by having a significant portion of executives’ compensation tied to Company performance and weighted toward the long term.	✗	Have excess perquisites for our executives. Perquisites are limited to financial planning services, executive physicals, relocation benefits, CEO security and access to clubs for business purposes.
✓	Use long-term incentive pay that is denominated and delivered in equity.	✗	Have employment agreements with our NEOs.
✓	Have a robust and compliant policy to clawback erroneously awarded time-based and performance- based compensation from current and former executive officers in the event of a financial restatement.	✗
Pay dividend equivalents before the end of the
performance period on unvested performance-based
stock unit awards. Dividends are calculated based on the
number of shares earned at vesting for both
performance-based and time-based awards.

✓	Retain an independent compensation consultant selected by and reporting directly to the Committee.	✗	Reprice stock options or Stock Appreciation Rights (SARs) without shareholder approval.
✓	Require a double trigger for vesting of equity awards and severance payments upon a change of control.	✗	Make tax gross-up payments in connection with excise tax or other tax liabilities except for relocation and certain CEO security benefits.
✓	Use robust incentive plan governance that is reviewed by internal key experts, the Committee and an independent compensation consultant as needed.	✗
Allow hedging or pledging of Company securities by
executive officers, directors, key policy-making officers
of the Company and colleagues routinely in possession
of financial information prior to public release.

✓	Hold an annual “Say-on-Pay” vote to solicit regular feedback from shareholders on our executive compensation program.
✓	Hold proactive shareholder engagement meetings to solicit input on our pay program.
✓	Require stock ownership by executive officers including a requirement to hold 100% of shares until the applicable share ownership guideline is met.
2025 Say-on-Pay Results
The annual say-on-pay vote is one of our opportunities to receive feedback from shareholders regarding our executive compensation program. At our 2025 Annual Meeting of Shareholders, our shareholders had the opportunity to vote on an advisory say-on-pay proposal and more than 97% of the votes cast were in favor of such proposal.
“Say-on-Pay” Proposal Vote Support
This level of approval indicates strong shareholder support of our approach to executive compensation. As a result, the
Committee made only minor refinements to our executive compensation program in 2025. We remain committed to ongoing dialogue via our shareholder outreach program so we can provide our shareholders with a forum to raise questions or voice any concerns.

Shareholder Outreach Program
We value shareholder input on our executive compensation program. Each fall, we reach out to institutional investors representing a significant percentage of our outstanding shares. During these sessions, we discuss Company results and performance relative to industry trends; peer metrics; compensation plans; talent acquisition and development programs; and
the Company’s strategic direction. We conform to best practices by maintaining an open and transparent relationship with our shareholders and listening to their feedback and concerns. The feedback we received from shareholders in 2025 was positive, and no concerns were raised. Overall, the shareholders that accepted our invitation approved of our current executive compensation program and appreciated learning more about our human capital initiatives and the opportunity to ask questions.
Below is a summary of our recent shareholder engagements and an overview of our engagement process.

Term	Number of Investors Invited	Percent Outstanding Shares	Invitations Accepted
Fall 2023	30	65%	2
Fall 2024	30	68%	3
Fall 2025	30	69%	3

Overview of Shareholder Engagement Process
Annual Meeting	Post Annual Meeting	Fall Engagement
Opportunities for
shareholder questions
Determine voting results
for all proposals
Review voting results and
shareholder feedback
during proxy season
Determine key areas to be
addressed
Listen to shareholder
perspectives, input and
concerns
Evaluate potential
changes

OVERVIEW OF EXECUTIVE COMPENSATION PRINCIPLES
Philosophy and Objectives
Associated’s executive compensation program is designed to provide each ELT member with a competitive total compensation package aligned with several objectives, including:
•Linking a significant portion of total compensation to Associated's financial performance metrics, which we believe serves to create long-term shareholder value;
•Providing a balanced program that rewards the desired actions and behaviors in support of Associated’s mission, business strategies and performance-based culture, without incentivizing unnecessary and/or excessive risk-taking;
•Targeting compensation at market-competitive median levels, while maintaining an overall compensation program that is aligned with and reflects the performance of Associated;
•Providing a mix of short- and long-term variable compensation that is market competitive; and
•Attracting and retaining high-caliber executives whose judgment and leadership abilities result in overall success for
Associated and increased value to our shareholders.
The Committee used these objectives to drive the design of the 2025 executive compensation program by targeting total compensation for the NEOs and ELT members at approximately median levels for executives with similar responsibilities at financial institutions of comparable asset size. In addition to compensation levels, the Committee considers Associated’s financial performance relative to its peers as part of the determination of total compensation opportunities. The Committee believes that peer comparison is important to the objectives of the program because Associated competes with a large number of financial institutions across the country for the services of qualified executives. The Committee also considers individual factors, including the experience level of the executive officer and performance results. If the Committee deems appropriate, total compensation opportunities may exceed the market median to attract high-quality executives to join Associated and to retain our experienced, high-performing ELT members.

Peer Group
Each year, the Committee, with the input and advice of our compensation consultant, reviews and assesses the peer group. Our peer group selection process considers the following:
•Regional banks generally with asset size between 0.5x to 2.0x of Associated’s assets;
•An overall comparison of company structure and services; and
•How frequently the banks were selected as peers by other banks.
After a comprehensive review, the Committee approved retaining the same peer group in 2025 that was used in 2024. The peer group consists of 21 bank holding companies that the Committee and compensation consultant believe are appropriate for comparison purposes in terms of size (based on total assets) and business composition (engaged in lines of business similar to
Associated). Overall, the companies included in the 2025 peer group ranged in asset size from approximately $18.7 billion to approximately $75.0 billion. The median asset size of the companies in the peer group was approximately $44 billion, compared to Associated’s total assets of $45.2 billion as of December 31, 2025.
The 2025 peer group companies were:

2025 Peer Group
Bank OZK (OZK)	Fulton Financial Corporation (FULT)	Texas Capital Bancshares (TCBI)
BankUnited, Inc. (BKU)	Hancock Whitney Corp (HWC)	Trustmark Corporation (TRMK)
BOK Financial Corporation (BOKF)	Old National Bancorp (ONB)	UMB Financial Corporation (UMBF)
Columbia Banking System, Inc. (COLB)	Pinnacle Financial Partners, Inc. (PNFP)	United Bankshares, Inc. (UBSI)
Commerce Bancshares, Inc. (CBSH)	Prosperity Bancshares (PB)	Valley National Bancorp (VLY)
Cullen/Frost Bankers, Inc. (CFR)	Simmons First National Corp (SFNC)	Webster Financial Corporation (WBS)
F.N.B. Corporation (FNB)	Synovus Financial Corporation (SNV)	Wintrust Financial Corporation (WTFC)
While the peer group is a key point of comparison in the total compensation strategy, the Committee also considered broader banking and financial services industry survey data as part of its compensation determinations to provide additional market context. The compensation consultant analyzed compensation data from peer company public filings and the McLagan and
Willis Towers Watson executive financial services surveys, each of which included members of Associated’s peer group. In analyzing the data, the compensation consultant advised that the additional comparisons, beyond the peer group, provided a broader perspective from which to appropriately compare compensation.

EXECUTIVE COMPENSATION FOR 2025
Notable 2025 Highlights
2025 was a pivotal year for Associated, as noted in the Letter to Shareholders. We advanced key elements of our strategic plan, demonstrated an ability to grow and take market share in major metropolitan markets, generated high-quality loan and deposit growth, and delivered the strongest bottom-line performance in our Company's history. Growth strategy and human capital accomplishments included:
•Sustainable Organic Growth Strategy
–Accelerated growth in legacy markets in 2025 and announced expansion in strategic growth markets in 2026.
–Delivered our strongest year for organic checking household growth since we began tracking a decade ago by enhancing our best-in-class value proposition and strengthening our marketing acquisition capabilities.
–Added over $1.2 billion in relationship C&I loan growth through continued investment in commercial talent and a new office in Kansas City.
–Announced the acquisition of American National Corporation, which is expected to complement and accelerate our organic growth strategy by providing entry into the attractive Omaha market and deepening our presence in the Twin
Cities.
–Successfully transitioned two ELT members into successor roles following the retirement of long-tenured executives.
•Human Capital Evolution
–Strengthened our talent practices, including leadership development at all levels, mentoring programs, and clear career pathing tools.
–Expanded professional development opportunities, including  a new skills learning platform, career coaching, and executive coaching.
–Focused on talent development with 21% of colleagues receiving promotions or lateral moves.
–Achieved 90% participation in our annual colleague engagement survey, generating over 9,500 comments -
substantially outperforming the external benchmark completion rate of 59%, which declined year over year.
–Maintained a comprehensive Total Rewards program designed to support colleague well-being, financial security, flexibility, and career growth, including access to a robust well-being platform and no-cost 1:1 health coaching.
2025 Overview
The Committee typically reviews the total compensation of the CEO and other ELT members annually in October against
Associated’s pay philosophy and leverages research by the compensation consultant in determining appropriate levels of compensation. The Committee uses input from the CEO in setting the compensation of the ELT members and his assessment of executive performance against financial and budgetary goal achievement, significant business line project and objective success, and other individual performance objectives in determining pay outcomes.
Total compensation packages for the CEO and other NEOs are composed of both fixed and variable  components (which are primarily performance-based) and include short- and long-term compensation. In making compensation-related decisions, the
Committee considered information that compared each executive’s base salary and total compensation to the 25th, 50th and 75th percentiles of these market reference points against the peer group and survey data.
For 2025, both short- and long-term incentive target opportunities continued to be set at a consistent percentage of base salary considering the market median for each NEO. The approach aligns with market practice and enhances pay-for-performance outcomes. The Committee’s objective is to deliver the majority of executive compensation through variable pay opportunities that are based on Associated’s performance.
Our focus on variable elements of compensation continued to constitute the majority of the CEO’s and each other NEO’s total compensation, with long-term, equity-based incentives representing the majority of the variable component of compensation.
This pay mix provides a direct link between executive compensation and shareholder value, fosters equity ownership among the
ELT, and provides a balanced risk profile, all in keeping with the Committee’s objectives for the Company’s executive compensation program. The table below contains specific information regarding the components of each NEO’s 2025 total compensation.

2025 Executive Target Direct Compensation
Named Executive Officer	Base Salary $	Short-Term Incentive Target as a % of Base Salary	Short-Term Incentive Target $	Long-Term Incentive Target as a % of Base Salary	Long-Term Incentive Target $	Total Target Direct Compensation
Andrew J. Harmening	$1,120,000	150%	$1,680,000	250%	$2,800,000	$5,600,000
Derek S. Meyer	$600,000	80%	$480,000	110%	$660,000	$1,740,000
John A. Utz	$490,000	75%	$367,500	110%	$539,000	$1,396,500
Randall J. Erickson	$498,000	70%	$348,600	100%	$498,000	$1,344,600
Julio N. Manso	$450,000	70%	$315,000	90%	$405,000	$1,170,000
2025 CEO Annual Total Target Direct Compensation
In 2025, Mr. Harmening’s total target direct compensation was $5,600,000 with 80% of his target compensation tied to variable compensation. Compared to our peer group for a similarly situated CEO role, his total target direct compensation approximates the median.

BASE SALARY
Base salary is the only component of the ELT's total target direct compensation that is not at-risk and represents the smallest percentage of total compensation. The Committee reviews base salaries annually taking into account our market position relative to external peers (50th percentile) supplemented by guidance from our executive compensation consultant. The
Committee may also make adjustments it deems necessary to account for individual performance and tenure, promotions or increase in scope of responsibilities, retention considerations or other specific circumstances that may arise in a given year.
Effective January 1, 2025, Mr. Harmening, Mr. Meyer and Mr. Erickson received base salary increases of $50,000, $50,000 and
$18,000 respectively, to maintain the competitive positioning of their compensation relative to external peers.

SHORT-TERM INCENTIVE COMPENSATION
Short-Term Incentive
Our annual short-term incentive program, referred to as the Management Incentive Plan (MIP), was established to support the
Company's strategic business objectives, promote the attainment of our annual financial plan and encourage effective collaboration across teams. Each year, the Committee reviews the MIP structure and establishes performance criteria and target performance levels to determine the target pool funding available under the MIP for eligible colleagues.
For 2025, the Committee maintained the same MIP metrics and weightings as in 2024 as they continue to reflect the current business priorities and are viewed as an effective way to gauge the success of the Company in achieving its strategic vision.
All three metrics are critical to the success of the Company and align with creating value for shareholders and reinforcing the priorities of income growth and managing expense. The MIP metrics are summarized in the following table.

2025 MIP Metrics
Metric	Weight	Rationale	Metric Definition
Net Income After Tax (NIAT)	40%	Focuses on bottom-line growth.
Represents profit after most expenses (e.g.,
business costs, provision for loan losses, taxes)
have been deducted from revenue. NIAT is a
GAAP measure included in the Company’s
Annual Report on Form 10-K Consolidated
Statement of Income.

Revenue Before Long- Term Credit Charge (Revenue Before LTCC)	30%	Directly aligns with strategic initiatives to grow the Company.	A non-GAAP measure that consists of Net Interest Income plus Noninterest Income (Loss) generated by Associated which can be found in the Company's Annual Consolidated Statement of Income.
Operating Leverage	30%	Measures efficiency aimed at achieving revenue growth faster than expenses, encouraging a balanced focus on growth, not just expense reduction.
Year-over-year percentage change in total
Revenue Before LTCC minus the percentage
change in total Noninterest Expense. This is a
non-GAAP measure. A positive ratio shows that
revenue is growing faster than expenses. A
negative ratio indicates that expenses are
accumulating faster than revenue.

2025 MIP Payout
Our strong financial performance in 2025 resulted in plan achievement of 128% as outlined in the chart below. The chart displays the schedule of metrics, goals and achievement toward goals, as determined by the Committee and actual 2025 results.

2025 Management Incentive Plan (MIP) Full Year 2025 Awards
(Dollars in millions)
Metric	Weight	Threshold	Target	Maximum	Metric Achievement
NIAT	40%	$285.6	$408.0	$530.3	140%
Revenue Before LTCC	30%	$1,227.6	$1,444.3	$1,660.9	115%
Operating Leverage	30%	1.50%	5.50%	9.50%	125%
Final Approved Funding					128%
$474.8
$1,488
6.84%

Approval of 2025 Short-Term Incentive Payout
The Committee determined the amount of the MIP payout to each NEO by multiplying the respective incentive target by the
Company's performance achievement of 128%. All ELT members were rewarded based on overall Company results with no individual modifications made for individual NEO performance.

2025 Incentive Payout as a Percent of NEO Target
Named Executive Officer	Target Payout $	Actual Payout $	Achievement as a Percent of Target
Andrew J. Harmening	$1,680,000	$2,150,400	128%
Derek S. Meyer	$480,000	$614,400	128%
John A. Utz	$367,500	$470,400	128%
Randall J. Erickson	$348,600	$446,208	128%
Julio N. Manso	$315,000	$403,200	128%

LONG-TERM INCENTIVE COMPENSATION
The Committee believes a significant portion of executive total compensation should be performance‑based and aligned with the long‑term interests of shareholders. Accordingly, the Committee designs the Company’s long‑term incentive program to link executive compensation outcomes to sustained Company performance and shareholder value creation.
To support these objectives, the Committee administers the Long‑Term Incentive Performance Plan (“LTIPP”), under which equity awards consist of both performance‑based restricted stock units (“PRSUs”) and time‑based restricted stock units
(“RSUs”) weighted at 75% and 25%, respectively. The Committee believes this structure appropriately balances performance accountability with executive retention considerations. Individual LTIPP award opportunities are established annually and are expressed as a percentage of base salary. Outstanding LTIPP awards are subject to the terms of the 2020 Incentive
Compensation Plan. LTIPP awards made after April 2025 will be subject to the terms of the 2025 Equity Incentive Plan.
Individual target grant amounts are awarded annually, typically in February. The Committee considers one-time awards only in exceptional circumstances. No one-time awards were granted in 2025.
The value of the PRSUs and RSUs awarded to a NEO is determined by multiplying base salary by the LTIPP target percent which is then allocated between PRSUs and RSUs accordingly. To determine the number of shares awarded, the dollar values are divided by the closing market price of a share of Associated's Common Stock on the grant date. The LTIPP amounts awarded to each NEO for the 2025-2027 performance period are listed in the table below.

2025 Long-Term (“LTI”) Award Opportunity
Named Executive Officer	Base Salary	LTIPP Target	Total LTI Opportunity	75% PRSUs (at Target)	25% RSUs (at Target)
Andrew J. Harmening	$1,120,000	250%	$2,800,000	$2,100,000	$700,000
Derek S. Meyer	$600,000	110%	$660,000	$495,000	$165,000
John A. Utz	$490,000	110%	$539,000	$404,250	$134,750
Randall J. Erickson	$498,000	100%	$498,000	$373,500	$124,500
Julio N. Manso	$450,000	90%	$405,000	$303,750	$101,250
Performance Restricted Stock Units
Under the LTIPP, actual payouts of the PRSUs will be based on Associated’s results during the specified measurement period relative to goals approved by the Committee for that LTIPP performance period.
Restricted Stock Units
Restricted Stock Units ("RSUs") vest over a defined period and the value varies based on the performance of Associated’s
Common Stock which creates alignment between executive pay and shareholder value and promotes executive retention. The
RSUs granted in 2025 vest over a four-year period, with one-fourth of the grant vesting each year.
2025-2027 LTIPP
Grants under the 2025-2027 LTIPP are based on a three-year performance period that began on January 1, 2025, and will end on December 31, 2027. Based on the Company’s performance during the period, the number of actual shares that vest can range from a minimum of 0% to a maximum of 150% of the target award.
For the 2025-2027 LTIPP period, the Committee maintained the same metrics and weightings as in the 2024-2026 LTIPP as they continue to support the Company's long-term strategy and the creation of shareholder value. The 2025-2027 performance metrics established by the Committee to determine the vesting of the PRSUs are as follows:
•Relative Total Shareholder Return (TSR) (65% weight) is measured against the KBW Nasdaq Regional Banking Total
Return Index (^KRXTR). The Committee believes Relative TSR, which includes the net change in stock price plus dividends paid during the applicable period, is a valuable measure because it directly aligns with shareholder interests and encourages management to outperform peers in the creation of shareholder value.
Compared to the KRXTR, Relative TSR performance below the 25th percentile (Threshold) results in no payout whereas performance achieved at the 75th percentile results in a 150% payout (Maximum). Based on common market practice,
Relative TSR is calculated using the average of the last 30 days of 2024 versus the average of the last 30 days of 2027.

If absolute TSR is negative at the end of the three-year performance period, the TSR payout will be capped at 100% of target.
1 This is a non-GAAP financial measure.  See Appendix A for a reconciliation of non-GAAP financial measures to GAAP financial measures.

•Return on Average Common Equity Tier 1 (ROACET1) (35% weight) is measured using a target range of absolute
ROACET1 values over the 2025-2027 performance period. The Committee determined that ROACET1 is an appropriate metric to measure performance as it both considers return to shareholders and includes a measure of bank soundness.
Moreover, CET1 is a highly regulated and consistent metric that exhibits less volatility from economic conditions and also provides more stability over the long term than other return on equity metrics. The ROACET1 target was predetermined at the outset of the LTIPP award based on a rigorous goal setting process in support of our annual strategic financial plan approved by the Company’s Board of Directors. ROACET1 is computed by dividing Net Income Available for Common
(NIAC) by average Common Equity Tier 1 capital (CET1). The ROACET1 target achievement result is a calculated average (Y1 + Y2 +Y3)/3.
2023-2025 LTIPP
Grants under the 2023–2025 LTIPP were based on a three‑year performance period beginning January 1, 2023, and ending
December 31, 2025, with vesting outcomes that could range from 0% to 150% of target. The performance metrics were
Relative Total Shareholder Return (“TSR”) and absolute Return on Average Tangible Common Equity (“ROATCE”) as
follows.
•Relative TSR (65% weight) is measured against the KBW Nasdaq Regional Banking Total Return Index (^KRXTR).
Relative TSR, which includes the net change in stock price plus dividends paid during the applicable period, is calculated using the average share price of the last 30 days of 2022 versus the average of the last 30 days of 2025. If absolute TSR is negative, the payout will be limited to 100% of target. In the event performance results fall below the 30th percentile of peers, no payout would occur.
•Return on Average Tangible Common Equity (ROATCE) Target (35% weight) is measured against absolute standards, which were set to reinforce the improvement of the Company’s ROATCE compared to banks included in the
KRXTR index. Results were determined using the sum of each quarter’s net income available to common over the 3-year period divided by the average tangible common equity. Additionally, a performance hurdle was established to ensure that the Company's improvement in ROATCE over the full three-year performance period was greater than KRXTR median improvement. If the performance hurdle was not met, no payout would occur.
The Committee established the performance goals through a disciplined target‑setting process designed to align executive compensation with the Company’s long‑term strategic and financial objectives and to support pay‑for‑performance alignment across a range of potential outcomes.
2023-2025 LTIPP Achievement Results
•Relative TSR
The Company achieved 112.5% of its Relative TSR goal, finishing at the 56th percentile relative to the KBW Nasdaq
Regional Banking Total Return Index.
•ROATCE
In light of the significant interest rate volatility experienced by the regional banking sector during the performance period, which resulted in a material decline in the KRXTR median ROATCE during the period, the Committee exercised its discretion to adjust the ROATCE target to reflect the economic environment. Specifically, the threshold, target, and maximum goals were each reduced by 135 basis points (1.35%) considering that the KRXTR estimated median decreased by approximately 223 basis points (2.23%) over this period. The Committee determined not to adjust the goals for the full amount of the decrease observed amongst the KRXTR banks, as improvement in the Company’s performance relative to banks within this index was expected. The Company's unadjusted ROATCE results would have resulted in below-threshold formulaic performance.
The Company achieved 76.4% of the adjusted ROATCE target. In addition, the Company's ROATCE performance improvement over the full three-year performance period exceeded the KRXTR median change. Specifically, the
Company’s ROATCE1 result decreased by 97 basis points (0.97%) over the period (from 13.77% in 2022 to an adjusted result of 12.80% over the 2023-2025 period after adjusting for the balance sheet repositionings and other nonrecurring items during the period). Whereas, the KRXTR median result decreased approximately 223 basis points (2.23%) over the period (from 16.19% in 2022 to an average of 13.96% in 2023-2025).
The Committee believes the ELT achieved the desired ROATCE outcome by narrowing the gap to the KRXTR peers.
Based on the ELT’s progress towards achieving the 2023-2025 performance goals and to preserve the intended retention objectives of the LTIPP, the Committee determined it was appropriate to recognize the results demonstrated.

The combined formulaic achievement of Relative TSR and adjusted ROATCE goals resulted in a payout payout at 99.85%
of target. If the combined achievement had exceeded 100%, the Committee agreed that it would have exercised its discretion to cap the payout at 100%. The Committee retains discretion under the LTIPP but exercises it infrequently and only in limited circumstances. The Committee believes this determination reflects appropriate alignment between compensation outcomes and performance results, consistent with sound governance practices and shareholder interests.
The chart below summarizes the 2023-2025 LTIPP performance goals and achievement, as adjusted and approved by the
Committee.

Metric	Weight	Threshold	Target	Maximum	Metric Achievement
Relative TSR As of December 31, 2025	65%	30th Percentile	50th Percentile	75th Percentile	112.5%
ROATCE[1] Target (gap closure)	35%	12.536%	13.036%	13.536%	76.4%
Adjusted Achievement[2]					99.85%
Final Approved Payout					99.85%
[1]This is a non-GAAP financial measure. See Appendix A for a reconciliation of non-GAAP financial measures to GAAP financial measures.
[2]The 2023-2025 LTIPP three-year performance period was impacted by our financial results for years ending December 31, 2023 and December 31, 2024 due to several nonrecurring items associated with the balance sheet repositionings announced in November of 2023 and December of 2024, respectively. These transactions were designed to further drive improved profitability and accelerate our organic growth strategy. The Q4-2023 adjustment included a one-time loss of $157 million associated with the strategic balance sheet repositioning to change the operating model, including the sale of $1 billion in residential real estate. The Q4-2024 adjustment included a non-recurring balance sheet repositioning charge of $253 million to further accelerate the Company's organic growth strategy. Both of these adjustments are reflected in the Company’s ROATCE target result. For more details, refer to the “Reconciliation of Non-GAAP Financial Measures” provided in Appendix A.

56th Percentile
12.802%
Approval of 2023 - 2025 LTIPP Payout
The Committee determined the amount of the 2023-2025 LTIPP payout to each NEO by multiplying the respective incentive target by the Company's adjusted performance achievement of 100%.

2023 - 2025 Adjusted LTIPP Payout
Named Executive Officer	Target Shares Awarded	Actual Vested Shares	Adjusted Achievement as a Percent of Target
Andrew J. Harmening	87,943	87,811	99.85%
Derek S. Meyer	18,408	18,380	99.85%
John A. Utz	18,408	18,380	99.85%
Randall J. Erickson	16,393	16,368	99.85%
Julio N. Manso[1]	N/A	N/A	N/A
1Mr. Manso was not employed by the Company when the 2023-2025 award was granted.

RISK MITIGATION POLICIES
Risk Assessment
The Committee, along with members of Associated’s Executive Risk Committee, Incentive Compensation Risk Assessment
Committee (ICRA), Chief Human Resources Officer and business executives responsible for the design and implementation of
Associated’s incentive compensation arrangements, conducted a full annual risk assessment as part of an incentive and sales practice review. Under the governance of the Executive Risk Committee, ICRA was established to define and govern the annual incentive plan risk assessment process, which evaluates the effectiveness of Associated’s incentive compensation programs and to align them with the Company’s safety and soundness principles. Following the reviews with members of Associated’s
Executive Risk Committee, ICRA, and business executives responsible for the design and implementation of incentive plans, the Committee determined that Associated’s compensation plans do not encourage its executive officers or colleagues to take unnecessary or excessive risks that threaten the value of Associated, nor do the plans encourage behavior focused on short-term results to the detriment of long-term value creation. The Committee determined that these plans do not encourage unnecessary risk taking and are consistent with preserving and enhancing the long-term health of Associated.

Clawback of Compensation
The Committee has approved a clawback policy (the “Clawback Policy”) that is intended to satisfy the NYSE listing requirements. The Clawback Policy mandates the recovery of executive officer incentive-based compensation from current and former executive officers if payments were based on financial statements that were later restated and executive officers received
Erroneously Awarded Compensation (as defined therein). The Clawback Policy applies to both performance-based awards and time-based awards. The Clawback Policy applies to the ELT, including the NEOs, and recovery is subject to only very limited exceptions. The Committee does, however, have the discretion to determine the appropriate means and method of recovery based on all applicable facts and circumstances which may include the reimbursement of all or part of any cash or equity-based award; cancelling prior cash or equity-based awards whether vested or unvested paid or unpaid; cancelling or offsetting against any planned future cash or equity-based awards; forfeiture of deferred compensation (subject to compliance with 409A of the
Internal Revenue Code), and any other method authorized by applicable law or contract.
Anti-Pledging and Anti-Hedging Policy
Associated’s Insider Trading Policy prohibits executive officers, colleagues and directors from engaging in hedging transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) with respect to Common Stock and from pledging Associated Common Stock as collateral for loans.
Stock Ownership Guidelines
The Committee believes that ownership of Common Stock by our executive officers directly aligns their interests with those of other shareholders and helps balance the incentives for risk taking inherent in equity-based awards. We require our executive officers and other key executives identified by the CEO to hold 100% of shares of restricted stock granted (except for shares withheld to satisfy tax obligations) until after the executive officer has attained the applicable share ownership guideline amount. For purposes of the guidelines, unvested time-based restricted stock units, vested shares held in the 401(k) plan and/or the Employee Stock Purchase Plan, shares owned outright, and shares owned indirectly (e.g., in trust or by an immediate family member living in the same household) are included. Stock options, unvested performance restricted stock units, preferred shares and pledged shares are excluded. All Associated executive officers, including the NEOs, are expected to meet the stock ownership requirements within the NEO’s respective timeframe. The executive stock ownership guidelines are described under
“Stock Ownership - Stock Ownership Guidelines for Executive Officers and Directors” on page 17.
Accounting and Tax Considerations
Associated desires to maximize the return to its shareholders, as well as meet the objectives of the executive compensation program outlined above. As part of balancing these objectives, management (particularly the CEO and the Chief Human
Resources Officer) considers the accounting and tax treatment to Associated and, to a lesser extent, the tax treatment to the executive, when making compensation decisions. Financial Accounting Standards Board Accounting Standards Codification
Topic 718, “Compensation-Stock Compensation” requires all share-based payments to colleagues to reflect the fair value on the date of grant and to be expensed over the applicable vesting period.

OTHER BENEFIT PROGRAMS
Deferred Compensation Plan
Associated maintains a non-qualified deferred compensation plan to allow certain colleagues deemed to be highly compensated under IRC Section 414(q)(1)(B) to defer current compensation to accrue additional funds for retirement.
Participants are offered the opportunity to defer a percentage of their base salary and/or cash incentive compensation and can choose from various deemed investment options. The participant can elect to receive payment of deferred amounts either in a lump sum, or five or ten equal annual installments; and the participant can elect to receive payments at a fixed date or six months following separation from Associated. (Distributions are also possible in the event of an unforeseeable emergency.) The participant retains all rights to amounts in his or her account if employment terminates for any reason until the account balance is fully paid. Except for Mr. Manso, who did not meet the eligibility requirements, all other NEOs were eligible to participate in the deferred compensation plan in 2025 and Mr. Harmening and Mr. Meyer elected to defer.
Deferred Stock Election
ELT members may elect to defer receipt of up to 100% of their RSUs under our Deferred Stock Election program. This program provides further personal financial management tools for executive officers and enhances the alignment with shareholders by focusing on the long-term goal of increasing capital gains. All NEOs, with the exception of Mr. Manso, were eligible to elect to defer receipt of shares in 2025 and Mr. Meyer elected to defer.

Retirement Plans
Retirement Account Plan
The Associated Banc-Corp Retirement Account Plan (“RAP”) is a qualified defined benefit plan with cash balance features designed to provide participants with a monthly income stream in the form of an annuity at retirement. A colleague becomes eligible to participate the first day of the plan year in which the participant completes 12 months of service (service is defined as working a minimum of 1,000 hours within the year). The colleague becomes a “Participant” in the Plan the first January 1 or
July 1 after completion of the service eligibility requirement. Each participant receives an accrual of 1.5% of eligible compensation. Compensation is subject to the IRS annual limitation, which was $350,000 in 2025. The RAP provides for an annual earnings credit based on the 30-Year Treasury Rate. All participants become fully vested in their accrued benefit upon completion of three years of credited service, attainment of normal retirement (age 65) or upon death or disability while employed by Associated. All NEOs, with the exception of Mr. Meyer and Mr. Manso, have completed three years of credited service and are 100% vested in their benefits under the RAP. Participants retiring before age 65 may be eligible to receive an early retirement benefit at age 55; subject to an actuarial adjustment for early retirement.
401(k) Plan
Associated offers the Associated Banc-Corp 401(k) and Employee Stock Ownership Plan to eligible participants, including the
NEOs. Participants make contributions to the 401(k) Plan, subject to the limitations established by the IRS. Associated provides a discretionary matching contribution, which in 2025 was equal to 100% of each participant’s 401(k) Plan deferral up to 5% of the participant’s Compensation as defined by the plan. Participants who work 1,000 hours during the calendar year and are employed with Associated on December 31 qualify for the matching contribution, with the exception of the participant’s retirement, disability, or death. All participants are fully vested in both their own contributions and Associated’s matching contributions. Participants have more than 30 investment fund selections available including the Associated Banc-Corp
Common Stock Fund.
Supplemental Executive Retirement Plans
In keeping with its objective of providing a market-competitive executive compensation program designed to attract and retain highly qualified individuals, Associated provides supplemental retirement benefits to the ELT under the Associated Banc-Corp
Supplemental Executive Retirement Plan, referred to as the “SERP.” The SERP is a non-qualified plan into which Associated makes a restoration contribution for amounts that are otherwise restricted due to applicable IRS limitations under Associated’s
RAP and 401(k) Plan. Participation in the SERP is limited to members of Associated’s ELT, which includes the NEOs.
Associated’s contribution to the SERP is equal to the excess of the amount that would have been accrued under the RAP and the 401(k) Plan if not for the IRS annual limitation over the amount actually accrued by the participant for the plan year under those plans. Amounts under the SERP are unsecured and accrue at the same rate and time as accruals under the RAP and 401(k)
Plan and incur gains and losses based on notional investment preferences specified by participants among various investment options. All participants in the SERP are fully vested in their SERP account, with the exception of Mr. Manso who is eligible to participate but did not qualify for a contribution in 2025 due to his hire date. Distributions from the SERP are generally made in accordance with elections made by the participants.
Perquisites
Limited perquisites offered to the ELT, including the NEOs in 2025, comprised of executive physical examinations, which the
Committee believes are valuable to Associated by helping to support the health and well-being of our ELT; financial planning services, which are intended to permit the ELT to focus as much of their time and attention as possible on their executive responsibilities; relocation benefits for new or transferring ELT members; certain security measures for personal protection
(only applicable to the CEO) and the payment of social and similar club dues to give the ELT access to social and similar clubs for business purposes. ELT members are required to pay any other costs attributable to their personal use of social and similar clubs. The ELT members do not receive gross-up payments for tax liabilities resulting from perquisites, except in relation to certain relocation expenses and certain CEO security measures. The ELT also participated in certain other Company-subsidized benefits that were available to all eligible and/or participating colleagues.
Employment and Post-Termination Arrangements with NEOs
Associated does not have employment agreements with any of the NEOs. The Committee believes that each NEO’s separation situation should be evaluated on a case-by-case basis. This approach provides the Committee with maximum flexibility to determine mutually beneficial arrangements for both Associated and its NEOs in the event of a separation. Post-termination benefits paid to a former NEO will generally be paid under the Associated Banc-Corp Severance Pay Plan, a fully discretionary plan for colleagues that limits the Plan Administrator’s award of a benefit to a maximum of 200% of a former colleague’s annual base salary.

Change of Control Agreements
Each of the NEOs and all other ELT members have Change of Control Agreements (“COC Agreements”) which were put in place in 2018 or, if later, when they became an ELT member of the Company. The payments and benefits provided under the
COC Agreements are subject to a “double trigger”, which provides for payment only upon involuntary separation following a change of control, and are not payable upon (1) a termination of an executive’s employment for “Cause” or a resignation by an executive without “Good Reason” or (2) any termination of an executive’s employment prior to a “Change of Control” (each as defined in the COC Agreements). These COC Agreements are summarized in the “Potential Payments Upon Termination or
Change of Control” section beginning on page 46.
Equity Grant Timing Practices
All equity awards are granted under a shareholder-approved plan. The Committee approves and grants annual Long-Term
Incentive (“LTI”) awards to our ELT at approximately the same time every year, with awards granted typically in February.
Associated's LTI program has not included stock option grants since 2020 and has no intention of doing so in the foreseeable future. In 2025, the LTI award to our ELT consisted of Performance-Based Restricted Stock Units (“PRSUs”) and Time-Based
Restricted Stock Units (“RSUs”). Outside of the annual grant cycle, we may make PRSU and/or RSU awards in connection with a newly hired or promoted executive on the date of hire or promotion, or in connection with a retention award. Equity awards, including stock options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed based on stock option or other equity grant dates.

COMPENSATION GOVERNANCE
Role of Independent Compensation Consultant
On an annual basis the Committee reviews the services performed by, and the fees paid to the independent compensation consultant. In 2025, the Committee re-engaged Mercer US LLC (“Mercer”) to advise on a variety of matters relating to the executive compensation program. In addition to providing independent advice, Mercer was selected for their deep knowledge and expertise in the banking and financial services sectors. During 2025, Mercer performed a competitive analysis of
Associated’s executive compensation levels and incentive practices, collaborated with the Committee on plan design changes and performed related assistance, and advised on non-employee director compensation which the Committee affirmed were in-
line with expectations and best practices.
The Committee discussed the independence of the Compensation consultant considering the factors set forth in Rule
10C-1(b)(4) under the Exchange Act and NYSE rules.
Additionally, the Committee has established procedures that it follows so that the advice of the compensation consultant to the
Committee remains objective and is not influenced by Associated’s management, including:
•Direct reporting relationship of the compensation consultant to the Committee;
•Provision in the Committee’s engagement letter with Mercer specifying the nature of the work to be conducted and the role that management may play in that work; and
•Annual update to the Committee on the compensation consultant’s financial relationship with Associated, including a summary of the work performed for Associated during the preceding 12 months.
For fiscal year 2025, the aggregate fees paid to Mercer for executive compensation services totaled approximately $425,000. In addition, for fiscal year 2025, the Company acquired Mercer survey data for approximately $22,400, and a Mercer affiliate acted as a broker or agent for the Company with respect to health and welfare insurance and received brokerage commissions in the amount of $150,000. The Committee was not involved in the decision to engage, or the approval of, the engagement of the affiliate for these other services.
Role of Management
As part of the annual compensation review process, the CEO and the Chief Human Resources Officer interact with the
Committee and compensation consultant, providing information about the current compensation structure, details regarding executive compensation, individual performance assessments, and descriptions of the job responsibilities of executive officers.
The CEO typically makes recommendations to the Committee with respect to the compensation of the NEOs, other than himself, and the Committee determines CEO compensation in executive session without the CEO present.

Role of the Committee
The purpose of the Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Associated’s executive compensation program. The Committee works closely with the compensation consultant to make decisions about, and set the framework for, Associated’s executive compensation program. Among other things, the Committee’s responsibilities include:
•Establishing and approving compensation and benefit policies;
•Approving the amount and form of compensation for Associated’s executives and non-management directors; and
•Issuing an annual report on executive and CEO compensation for inclusion in Associated’s annual proxy statement and
Form 10-K.

CONCLUSION
The Committee values the feedback received from our shareholders, and believes that our executive compensation program is aligned with the feedback we have received from shareholders through our outreach program. We also believe that the 2025 compensation decisions for our NEOs were reasonable, appropriate and consistent with our compensation philosophy and objectives.

COMPENSATION AND BENEFITS COMMITTEE REPORT
The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation
S-K with management and based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing.
THE COMPENSATION AND BENEFITS COMMITTEE
Gale E. Klappa, Chairman
Rodney Jones-Tyson
Eileen A. Kamerick
Kristen M. Ludgate
Owen J. Sullivan

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Andrew J. Harmening President and CEO	2025	$1,120,000	$—	$2,799,980	$2,150,400	$5,921	$278,325	$6,354,626
	2024	$1,070,000	$—	$2,674,986	$1,657,965	$5,655	$64,482	$5,473,089
	2023	$1,030,000	$—	$2,574,964	$1,035,150	$5,134	$101,473	$4,746,720
Derek S. Meyer Executive Vice President, Chief Financial Officer	2025	$600,000	$—	$659,994	$614,400	$5,476	$54,689	$1,934,559
	2024	$550,000	$—	$604,997	$454,520	$5,175	$48,756	$1,663,448
	2023	$490,000	$—	$538,986	$246,225	$—	$75,668	$1,350,880
John A. Utz Executive Vice President, Head of Specialized Industries & Capital Markets and Milwaukee Market President	2025	$490,000	$—	$538,966	$470,400	$13,160	$63,197	$1,575,723
	2024	$490,000	$—	$538,980	$379,628	$13,452	$60,106	$1,482,166
	2023	$490,000	$—	$538,986	$246,225	$11,234	$64,036	$1,350,482
Randall J. Erickson Executive Vice President, General Counsel & Corporate Secretary	2025	$498,000	$—	$497,988	$446,208	$11,556	$59,579	$1,513,331
	2024	$480,000	$—	$479,980	$347,088	$11,724	$70,236	$1,389,028
	2023	$480,000	$—	$479,980	$225,120	$9,883	$58,441	$1,253,424
Julio N. Manso Executive Vice President, Chief Human Resources Officer	2025	$262,500	$100,000	$605,080	$403,200	$—	$43,676	$1,414,456

(1)    Bonus amount reflects Mr. Manso's sign-on cash bonus for his hire on June 2, 2025.
(2)Stock Awards reflect the aggregate grant date fair value of awards with the grant date fair value for performance-based RSUs calculated at the target level.
For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 10,
“Stock-Based Compensation,” of the Notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary
Data,” of our 2025 Form 10-K. The grant date fair value of the 2025 performance-based RSU awards at the maximum level is $3,149,996, $742,494,
$606,355, $560,246, and $455,694 for Mr. Harmening, Mr. Meyer, Mr. Utz, Mr. Erickson and Mr. Manso, respectively.
(3)Amounts reported in this column reflect incentive awards provided under the “Short-Term Incentive” described in the “Short-Term Incentive
Compensation” section beginning on page 32.
(4)Reflects the change in present value of the Retirement Account Plan (“RAP”). Further details regarding the RAP can be found in the “Retirement Plans”
section beginning on page 38 and in the Pension Benefits in 2025 table on page 45.
(5)The amounts in All Other Compensation for 2025 include the following items and are further detailed in the below table.
•Employer match on each participating NEO’s 2025 contributions to the 401(k) Plan;
•2025 employer contributions to the SERP. Additional details regarding the SERP can be found in the “Retirement Plans” section beginning on page 38 and in the Non-qualified Deferred Compensation in 2025 table on page 45;
•Employer payment of financial planning services;
•Employer payment of social and similar club dues for Mr. Utz and Mr. Erickson and a corporate club membership for which Mr. Erickson is the named member;
•Employer payment of executive physicals;
•Employer payment of wellness rewards;
•Employer match on each participating NEO’s 2025 contributions to the Employee Stock Purchase Plan;
•Employer expense for CEO security for Mr. Harmening based on external advisor review;
•Employer payment of relocation services for Mr. Manso.

Name	401(k) Match	SERP Contribution	Financial Planning Services	Social and Similar Club Dues	Executive Physicals	Wellness Rewards	ESPP Stock Match	Private Security	On-Board / Off-Board
Andrew J. Harmening	$17,500	$42,829	$14,430	$—	$3,450	$—	$—	$200,116	$—
Derek S. Meyer	$17,500	$19,309	$14,430	$—	$3,450	$—	$—	$—	$—
John A. Utz	$17,500	$21,294	$14,430	$5,028	$3,450	$25	$1,470	$—	$—
Randall J. Erickson	$17,500	$20,926	$14,430	$3,073	$3,450	$200	$—	$—	$—
Julio N. Manso	$—	$—	$—	$—	$3,340	$25	$263	$—	$40,049
(6)For a description of the elements of executive compensation and the various factors affecting compensation levels, please see the “Executive
Compensation - Compensation Discussion and Analysis” section beginning on page 25.

GRANTS OF PLAN-BASED AWARDS DURING 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew J. Harmening	1/29/2025	−	−	−	−	−	−	28,305	$699,983
	1/29/2025	−	−	−	0	84,917	127,375	−	$2,099,997
		0	1,680,000	2,940,000	−	−	−	−	−
Derek S. Meyer	1/29/2025	−	−	−	−	−	−	6,672	$164,999
	1/29/2025	−	−	−	0	20,016	30,024	−	$494,996
		0	480,000	840,000	−	−	−	−	−
John A. Utz	1/29/2025	−	−	−	−	−	−	5,448	$134,729
	1/29/2025	−	−	−	0	16,346	24,519	−	$404,237
		0	367,500	643,125	−	−	−	−	−
Randall J. Erickson	1/29/2025	−	−	−	−	−	−	5,034	$124,491
	1/29/2025	−	−	−	0	15,103	22,654	−	$373,497
		0	348,600	610,050	−	−	−	−	−
Julio N. Manso(4)	6/2/2025	−	−	−	−	−	−	12,837	$301,284
	6/2/2025	−	−	−	0	12,944	19,416	−	$303,796
		315,000	315,000	551,250	−	−	−	−	−
(1)Reflects annual incentive opportunities under the 2025 MIP, which is 0% (threshold) to 175% (maximum). Amounts shown in the target column are equal to the individual target amounts paid under the MIP for 2025 and served as the base amounts used by the Committee for determining the annual incentive payments under the 2025 MIP. The 2025 MIP does not use individual thresholds or maximums for purposes of determining the individual amounts payable under the plan. See “Short-Term Incentive Compensation - Short-Term Incentive” beginning on page 32 for additional details.
(2)Reflects performance-based RSU grants made to the NEOs under the 2025 LTIPP. The threshold and maximum amounts represent the 0% and 150%
limits within the LTIPP. See “Long-Term Incentive Compensation” beginning on page 34 for additional details.
(3)See “Risk Mitigation Policies - Accounting and Tax Considerations” on page 36. For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 10, “Stock-Based Compensation,” of the Notes to Consolidated Financial
Statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of Associated’s 2025 Form 10-K.
(4)Threshold for Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflective of Mr. Manso's minimum guarantee per his sign-on agreement.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not ($) Vested
	(1)	(1)		(1)		(2)	(3)	(2)
Andrew J. Harmening	—	—	$—		6,399 (4)	$164,838	264,637	$6,817,049
					14,658 (5)	$377,590
					22,944 (6)	$591,037
					28,305 (7)	$729,137
Derek Meyer	—	—	$—		3,068 (5)	$79,032	59,181	$1,524,503
					5,190 (6)	$133,694
					6,672 (7)	$171,871
John A. Utz	24,465	—	$25.20	2/6/2027	1,338 (4)	$34,467	53,246	$1,371,617
	28,818	—	$24.25	2/6/2028	3,068 (5)	$79,032
	33,777	—	$22.01	2/5/2029	4,623 (6)	$119,088
	50,568	—	$20.32	2/4/2030	5,448 (7)	$140,340
Randall J. Erickson	26,480	—	$25.20	2/6/2027	1,203 (4)	$30,989	47,964	$1,235,553
	31,192	—	$24.25	2/6/2028	2,732 (5)	$70,376
	29,765	—	$22.01	2/5/2029	4,117 (6)	$106,054
	43,561	—	$20.32	2/4/2030	5,034 (7)	$129,676
Julio N.Manso	—	—	$—		4,315 (7)	$111,154	12,944	$333,437
					8,522 (8)	$219,527
(1)The last options were awarded in 2020. All options are vested and exercisable, having vested in four equal annual installments beginning on the first anniversary following the grant date.
(2)Market value based on the closing price of the Common Stock of $25.76 on December 31, 2025.
(3)Includes the targeted portion of 2023, 2024, and 2025 performance-based RSU grants.
(4)Restricted stock scheduled to vest fully on February 8, 2026.
(5)Restricted stock scheduled to vest in two equal installments on February 8, 2026 and February 8, 2027.
(6)Restricted stock scheduled to vest in three equal installments on February 8, 2026, February 8, 2027, and February 8, 2028.
(7)Restricted stock scheduled to vest in four equal installments on February 8, 2026, February 8, 2027, February 8, 2028, and February 8, 2029.
(8)Restricted stock scheduled to vest in three equal installments on June 2, 2026, June 2, 2027, and June 2, 2028.

OPTION EXERCISES AND STOCK VESTED IN 2025

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise or Vesting (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(1)(2)
Andrew J. Harmening	0	$0	98,737	$2,270,420
Derek S. Meyer	0	$0	39,331	$924,943
John A. Utz	8,135	$80,109	18,279	$427,078
Randall J. Erickson	0	$0	19,064	$441,496
Julio N. Manso	0	$0	0	$0
(1)The number of shares acquired on vesting and value realized on vesting include dividends and deferred stock for: Mr. Meyer - 1,714 ($44,153) and Mr.
Utz - 2,791 ($71,896). Value based on the December 31, 2025, closing price of Associated common stock.
(2)Value based on the closing price of the Common Stock on the date restrictions lapsed. Vested shares are subject to retention requirements under
Associated’s security ownership guidelines.

PENSION BENEFITS IN 2025

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Andrew J. Harmening	RAP	4	$21,285	$0
Derek S. Meyer	RAP	2	$10,651	$0
John A. Utz	RAP	15	$194,170	$0
Randall J. Erickson	RAP	13	$155,857	$0
Julio N. Manso(2)	RAP	0	$0	$0
(1)    Further information regarding the RAP can be found in the “Retirement Plans” section beginning on page 38.
(2)    Mr. Manso will become a participant in the plan as of July 1, 2026.

NONQUALIFIED DEFERRED COMPENSATION IN 2025

Name	Plan	Executive Contributions in 2025 ($)	Registrant Contributions in 2025 ($)(1)	Aggregate Earnings in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025 ($)(2)
Andrew J. Harmening	SERP	$—	$42,829	$11,481	$0	$189,140
Derek S. Meyer	SERP	$—	$19,309	$5,900	$0	$54,636
John A. Utz	SERP	$—	$21,294	$83,785	$0	$664,383
Randall J. Erickson	SERP	$—	$20,926	$61,362	$0	$530,321
Julio N. Manso	SERP	$—	$0	$0	$0	$0
(1)These amounts reflect contributions made by Associated in 2026 to the NEOs based on their 2025 compensation. These amounts are reported in the “All
Other Compensation” column for each executive officer in the Summary Compensation Table.
(2)Of the amounts disclosed in this column with respect to the SERP, the following amounts were reported in the Summary Compensation Table in prior years:  Mr. Harmening - $122,510; Mr. Meyer - $27,251; Mr. Utz - $286,271; Mr. Erickson - $289,997; and Mr. Manso - $0. The variation between the amounts disclosed in this footnote and the amounts disclosed in the above column for the SERP reflect earnings (and losses) on the
SERP contributions and/or any contributions prior to the executive becoming an NEO.
Further information regarding the SERP for the NEOs can be found in the “Retirement Plans - Supplemental Executive
Retirement Plans” section beginning on page 38, and further information regarding the Deferred Compensation Plan can be found in the “Deferred Compensation Plan” section on page 37.
The investment alternatives available to the NEOs under the SERP and the Deferred Compensation Plan for the NEOs are
selected by Associated and may be changed from time to time. The executive officers are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds selected for investment by participants under both the SERP and the Deferred Compensation Plan and their annual rate of return for the year ended December 31, 2025.

Name of Fund	Annual Return (%)	Name of Fund	Annual Return (%)
American Funds EuroPacific Growth Fund® Class R-6	29.18%	Vanguard Extended Market Index Fund Admiral Shares	11.42%
American Funds The Growth Fund of America® Class R-6	20.28%	Vanguard Target Retirement 2025 Fund Investor Shares	14.60%
American Funds New World Fund® Class R-6	28.60%	Vanguard Target Retirement 2030 Fund Investor Shares	16.24%
Baird MidCap Fund Institutional Class	(9.36)%	Vanguard Target Retirement 2035 Fund Investor Shares	17.54%
Dodge & Cox Stock Fund	13.65%	Vanguard Target Retirement 2040 Fund Investor Shares	18.76%
Fidelity® Government Money Market Fund	3.95%	Vanguard Total Bond Market Index Fund Admiral Shares	7.15%
Harbor Small Cap Growth Fund Retirement Class	11.47%	Vanguard Institutional Index Fund Institutional Shares	17.84%
Janus Henderson Small Cap Value Fund Class I	7.68%	Vanguard International Value Fund Investor Shares	29.98%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The COC Agreements for our NEOs provide for certain payments and benefits in the event of a termination without “Cause” or for “Good Reason” within a certain period, following a “Change of Control” of the Company (each such term as defined in the respective COC Agreements).
The COC Agreements provide that upon a termination without Cause or a resignation with Good Reason generally during a two-year protected period (the “protected period”) following a Change of Control, each executive officer would, in addition to any unreimbursed and accrued but unpaid amounts, be entitled to receive the following payments:
•two times (or, in the case of Mr. Harmening, three times) the sum of the executive’s then-current base salary and target cash incentive (or, if higher, the base salary and/or target cash incentive as in effect immediately prior to the Change of
Control);
•a prorated cash incentive for the year in which the date of termination occurs based on the executive’s then-current target cash incentive (or, if higher, the target cash incentive as in effect immediately prior to the Change of Control)
(the “Prorated Cash Incentive”);
•an amount equal to 24 times (or, in the case of Mr. Harmening, 36 times) the sum of the monthly COBRA premium for the medical and dental coverage in effect for the executive on the date of termination and the monthly premiums in respect of the life insurance in effect for the executive on the date of termination;
•an amount equal to the maximum employer contributions under the Company’s 401(k) and ESOP and SERP and an amount equal to the maximum benefit that the executive would have accrued under the Retirement Account Plan and
SERP, in each case, assuming that the executive remained employed for a period of 24 months (or, in the case of Mr.
Harmening, 36 months) following the date of termination and certain other assumptions specified in the COC
Agreements; and
•outplacement benefits.
If the executive’s employment is terminated during the protected period following a Change of Control due to death or
“Disability” (as defined in the COC Agreements), the executive would not be entitled to the benefits described in the immediately preceding bullets, except for the Prorated Cash Incentive. Additionally, in the event of the executive’s termination due to death or Disability during the protected period, the executive (or executive’s estate in the event of executive’s death) is also entitled to any death or disability benefits, as applicable, equal to those provided prior to a Change of Control or, if more favorable, those in effect on the date of the executive’s death or Disability.
If an executive’s merger related payments or benefits are subject to the 20% excise tax under Section 4999 of the Code, then the
COC Agreements provide that the executive will either receive all such payments and benefits subject to the excise tax and pay his or her own excise tax, or such payments and benefits will be reduced so that the excise tax does not apply, whichever approach yields the best after tax outcome for the executive. The COC Agreements do not provide for an excise tax gross up.
The COC Agreements also contain restrictive covenants, which provide for (1) a perpetual confidentiality and mutual non-
disparagement and (2) restrictions on interfering with customers and colleagues for six months following any termination of employment.

Name	Total Salary Continuation Benefit(1)	Medical, Dental, Life Insurance Benefits for the Duration of Payments(2)	Retirement Plan Contributions, Including the RAP, 401(k) and SERP	Annual Incentive (MIP) (1)	Outplacement Benefit(3)	Total Value of Shares of Restricted Stock and Restricted Stock Units(4)	Total
Andrew J. Harmening	$3,360,000	$73,747	$196,737	$5,040,000	$7,650	$9,160,466	$17,838,601
Derek S. Meyer	$1,200,000	$49,165	$84,118	$960,000	$7,650	$2,014,641	$4,315,574
John A. Utz	$980,000	$62,333	$88,088	$735,000	$7,650	$1,842,551	$3,715,622
Randall J. Erickson	$996,000	$62,333	$87,352	$697,200	$7,650	$1,660,435	$3,510,970
Julio N. Manso	$900,000	$62,333	$45,500	$630,000	$7,650	$676,156	$2,321,639
(1)Based on base salary at December 31, 2025.
(2)Based on program costs at December 31, 2025.
(3)The Change of Control Plan provides that outplacement services at the senior management and executive level, commensurate with the eligible colleague’s duties, shall be provided by a mutually agreed outplacement agency.
(4)Value based on closing price of Associated Common Stock of $25.76 on December 31, 2025. This includes the value of all unvested time-based
RSUs and performance-based RSUs (illustrated at target), and any accrued dividend equivalent payments on all RSUs.
In addition to the payments that the NEOs would receive under the COC Agreements, all unvested RSUs held by the NEOs vest upon such a separation within the two-year period following a change of control pursuant to the terms of the 2020 Incentive
Compensation Plan and/or the 2025 Equity Incentive Plan, as applicable. Additionally, in the event of a termination following attainment of retirement eligibility or the NEO’s death or Disability, all unvested RSUs (performance-based RSUs still remain subject to the applicable performance criteria for determining vesting) held by the NEOs would vest upon such an event.
Assuming one of the underlying Common Stock events in the prior two sentences occurred on December 31, 2025, the value
(using the closing price of $25.76) of the accelerated awards is listed in the table below.

Name	Time-Based RSUs	Performance-Based RSUs(1)
Andrew J. Harmening	$1,862,603	$7,297,864
Derek S. Meyer	$384,597	$1,630,045
John A. Utz	$372,928	$1,469,624
Randall J. Erickson	$337,095	$1,323,340
Julio N. Manso	$330,681	$345,475
(1)Performance-based RSUs do not accelerate upon retirement. Distribution is made at the end of the performance period based on results achievement. The value is assumed at target, including any accumulated dividend equivalents.
An NEO may also be eligible to receive a fully discretionary payment in the event of such NEO’s separation other than as a result of a Change of Control of Associated, pursuant to the Associated Banc-Corp Severance Pay Plan. Because these benefits are fully discretionary, they cannot be estimated for any particular NEO. See “Other Benefit Programs - Employment and Post-
Termination Arrangements with NEOs.”

CEO PAY RATIO AND MEDIAN ANNUAL TOTAL COMPENSATION
In accordance with the requirements set forth by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our colleagues and the annual total compensation of our CEO, Mr.
Harmening.
For 2025, the annualized total compensation of Mr. Harmening, was $6,354,626. This amount equals Mr. Harmening’s compensation as reported in the Summary Compensation Table. The estimated annual total compensation of the median
Associated colleague (other than our CEO) was $69,689. We estimate that our CEO’s total annual compensation was 91 times that of the estimated annual total compensation of the median Associated colleague.

CEO annual total compensation	$6,354,626
Median Colleague annual total compensation	$69,689
Ratio of CEO to Median Colleague annual total compensation	91 : 1
We believe this ratio is a reasonable estimate, calculated in a manner consistent with SEC rules based on our payroll and employment records and the Median Annual Total Compensation Methodology as described below. The median colleague used for the fiscal year ended December 31, 2025 analysis is a Compliance Specialist.
Median Annual Total Compensation Methodology
The median employee was based on compensation data, for active colleagues, as of December 31, 2025 (the “Determination
Date”), which consisted of 3,964 individuals, excluding Mr. Harmening, inclusive of full-time, part-time colleagues and temporary/seasonal colleagues. We ranked the relevant colleague population based on wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for the 2025 tax year. No full-time equivalent adjustments were made for part-time colleagues.
After identifying the median colleague, we added all the elements of the median colleague’s compensation for 2025, in accordance with the requirements of Item 402(c)(2)(x) of regulation S-K, in annual total compensation of $69,689.
The SEC rules for identifying the median colleague and calculating the CEO pay ratio based on the colleague’s annual total compensation allows companies to adopt a variety of methodologies to make reasonable estimates and assumptions that reflect their compensation practices. We believe this methodology provides reasonable estimates calculated in a method consistent with the CEO pay ratio disclosure requirements.

PAY VERSUS PERFORMANCE TABLE
The following Pay Versus Performance table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021, and certain information concerning our financial performance for each such fiscal year. This section also contains graphical disclosures of the pay versus performance relationship based on the information in the Pay Versus Performance Table.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (Harmening)	Compensation Actually Paid to PEO (Harmening) [1,7]	Summary Compensation Table Total for PEO (Flynn)	Compensation Actually Paid to PEO (Flynn)[1,6,7]	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs[1,6,7]	Total Shareholder Return[2]	Peer Group Total Shareholder Return (KBW Nasdaq Regional Banking Total Return Index)[3]	Net Income[4]	Adjusted Operating Leverage[5]
2025	$6,354,626	$6,974,007	N/A	N/A	$1,609,517	$1,738,877	$183.67	$152.71	$474,777	6.8%
2024	$5,473,089	$7,373,224	N/A	N/A	$1,463,169	$1,803,689	$164.22	$143.39	$123,145	(2.0)%
2023	$4,746,720	$2,790,277	N/A	N/A	$1,289,292	$965,082	$141.30	$126.67	$182,956	1.3%
2022	$6,066,586	$6,445,013	N/A	N/A	$1,603,303	$1,653,420	$145.46	$127.17	$366,122	11.9%
2021	$11,330,092	$11,317,941	$3,393,524	$4,998,727	$1,393,032	$1,608,777	$137.25	$136.64	$350,994	3.5%
(1) Amounts represent compensation actually paid (as determined under applicable SEC regulations and described below) to our principal executive officers, or
“PEOs”, and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, which includes the individuals indicated in the table below for each fiscal year:

Year	PEO(s)	Non-PEO NEOs
2025	Andrew J. Harmening	Derek S. Meyer, John A. Utz, Randall J. Erickson, Julio N. Manso
2024	Andrew J. Harmening	Derek S. Meyer, John A. Utz, Randall J. Erickson, David L. Stein
2023	Andrew J. Harmening	Derek S. Meyer, John A. Utz, Randall J. Erickson, David L. Stein
2022	Andrew J. Harmening	Derek S. Meyer, Christopher J. Del Moral-Niles, John A. Utz, Randall J. Erickson, David L. Stein
2021	Andrew J. Harmening and Philip B. Flynn	Christopher J. Del Moral-Niles, John A. Utz, Randall J. Erickson, David L. Stein
(2) For purposes of this Pay Versus Performance disclosure, cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Associated’s share price at the end and the beginning of the measurement period, by the share price at the beginning of the measurement period.
(3) For the relevant fiscal year, represents the cumulative TSR of the KBW Nasdaq Regional Banking Total Return Index (^KRXTR). The KRXTR is
comprised of approximately 50 publicly traded regional banks or thrifts listed on U.S. stock market exchanges.
(4) $s in thousands.
(5) Operating Leverage is calculated by taking the year over year percentage change in Total Revenue Before Long-Term Credit Charge minus the percentage change in Total Noninterest Expense. A positive ratio shows that revenue is growing faster than expenses. Whereas a negative ratio indicates that expenses are accumulating faster than revenue. The 2021 ratio has been adjusted to exclude the gain on the June 30, 2020 sale of Associated Benefits and Risk Consulting
(“ABRC”). The 2023 ratio has been adjusted to exclude a loss on a mortgage portfolio sale and  investment securities losses associated with nonrecurring losses from the balance sheet repositioning announced during the fourth quarter of 2023 and expense for certain FDIC assessments impacts.The 2024 ratio has been adjusted to exclude a  loss on a mortgage portfolio sale, investment securities losses, interest income and  expense for prepayment FHLB advances with nonrecurring transactions from the balance sheet repositioning announced during the fourth quarter of 2024. See further details of these adjustments within the non-GAAP tables in Appendix A.
(6) Compensation Actually Paid includes the ASC 718 fair value of option awards. For 2023, there is a change in the methodology to determine the value of option awards, which has been updated in response to recent SEC guidance and interpretation. The change in methodology does not represent a material change in the underlying value of the option awards, and thus does not represent a material change in Compensation Actually Paid.
(7) Compensation Actually Paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2025
Adjustments	PEO: Andrew J. Harmening	Average non-PEO NEOs
As Reported Summary Compensation Table Total	$6,354,626	$1,609,517
Grant Date Fair Value of Stock Awards Granted in FY	(2,799,980)	(575,507)
Awards granted in CFY that are outstanding and unvested as of end of CFY	3,229,318	667,235
Awards that are granted and vest in the same CFY	—	—
Prior year awards outstanding and unvested as of end of CFY	(210,265)	(32,752)
Prior year awards that vest in CFY	255,416	45,403
Prior year awards that fail to meet vesting conditions during CFY	(106,094)	(19,189)
Dividends or other earnings paid on all awards in CFY prior to vesting date	252,825	49,406
Change in Pension Value and Non-Qualified Deferred Compensation Earnings	(5,921)	(7,548)
Pension Adjustment	4,082	2,313
Compensation Actually Paid	$6,974,007	$1,738,877
FY = Fiscal Year
CFY = Covered Fiscal Year
Narrative and Graphic Disclosure to Pay Versus Performance Table
Relationship Between Compensation Actually Paid and Certain Financial Performance Measures
The following graph compares Compensation Actually Paid to our PEOs and the average Compensation Actually Paid to our other NEOs to (i) our cumulative TSR, and (ii) KBW Nasdaq Regional Banking Total Return Index TSR, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

The following graph compares (i) Compensation Actually Paid to our PEOs and the average Compensation Actually Paid to our other NEOs to (ii) our net income, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.
The following graph compares (i) Compensation Actually Paid to our PEOs and the average Compensation Actually Paid to our other NEOs to (ii) our adjusted operating leverage, for the fiscal years ended December 31, 2021, 2022, 2023, 2024  and 2025.
(1) Operating Leverage is calculated by taking the year over year percentage change in Total Revenue Before Long-Term Credit Charge minus the percentage change in Total Noninterest Expense. A positive ratio shows that revenue is growing faster than expenses. Whereas a negative ratio indicates that expenses are accumulating faster than revenue. The 2021 ratio has been adjusted to exclude the gain on the June 30, 2020 sale of ABRC. The 2023 ratio has been adjusted to exclude a loss on a mortgage portfolio sale and investment securities losses associated with nonrecurring losses from the balance sheet repositioning announced during the fourth quarter of 2023 and expenses for certain FDIC assessments impacts. The 2024 ratio has been adjusted to exclude a loss on a mortgage portfolio sale, investment securities losses, interest income and expense for prepayment on FHLB advances with nonrecurring transactions from the balance sheet repositioning announced during the fourth quarter of 2024. See further details of these adjustments within the non-GAAP tables in Appendix A.

Tabular List of Most Important Financial Measures
We believe the following performance measures represent the most important financial performance measures that we used to link our NEOs’ compensation, including the compensation of our PEO, to Company performance for the fiscal year ended
December 31, 2025. Please see “Executive Compensation - Compensation Discussion and Analysis” for a further description of these metrics and how they are used in the Company’s executive compensation program.

Company-Selected Performance Measures
Adjusted Operating Leverage
Revenue (growth)
Net Income After Tax
ROATCE
EPS
Efficiency Ratio

DIRECTOR COMPENSATION
The Board’s philosophy for director compensation is to provide a balanced competitive total compensation program that allows for the attraction and retention of qualified directors and reflects the increasing demands of being a public company director, the increasing regulation of the banking industry and of publicly traded corporations in general, and the personal risk factors associated with being a director. The Compensation and Benefits Committee evaluates the competitiveness of director compensation on an ongoing basis. The Committee engaged Mercer to perform a competitive analysis of Associated’s director compensation program and evaluate the levels of pay, pay mix and form with respect to its director compensation programs.
These evaluations, among others, have guided director compensation towards the market range of the S&P 400 (of which
Associated is a component company). The material terms of the non-employee director compensation arrangements for 2026 are as follows:
•$85,000 annual retainer (with no additional meeting fees for meetings of the Board or standing committees thereof)
•RSUs with a fair market value of $125,000 are granted annually on February 1 of each year. A director joining the
Board after February 1 receives a prorated RSU grant. The RSUs (and any related dividend equivalent units) subject to each grant will become fully vested on the first anniversary of each grant date and, unless deferred pursuant to the
Directors’ Deferred Compensation Plan, the shares of Common Stock will be issued to the director shortly after vesting.
•$105,000 additional retainer for the non-executive Chairman
•$20,000 additional retainer for the Chairs of the Audit Committee, Compensation and Benefits Committee, Corporate
Development Committee, Corporate Governance and Social Responsibility Committee, Enterprise Risk Committee,
and Trust Committee
•$1,500 ad hoc committee meeting fee (when and if such a committee is convened)
Mr. Harmening does not receive any additional compensation for serving on the Board or chairing the Corporate Development
Committee.

DIRECTORS’ DEFERRED COMPENSATION PLAN
Through its acquisition of other banks and bank holding companies, Associated became the sponsor of several directors’
deferred compensation plans. To simplify ongoing administration, Associated established its own directors’ deferred compensation plan and merged the predecessor plans into it effective July 1, 1999. Prior to 2013, Associated made monetary contributions into the Directors’ Deferred Compensation Plan (the “Director Plan”) for each non-employee director. Those contributions were required to be invested in an account the balance of which is based on the trading price of Associated
Common Stock.
Directors may defer any or all of their board fees, including retainers under the Director Plan. In an effort to provide directors additional flexibility to manage their annual RSU grants, the Committee amended the Director Plan in late 2018 to permit directors to defer the settlement of some or all of the shares of Common Stock received upon the vesting of their RSU awards, beginning in 2019. Earnings under the Director Plan are based on the performance of plan investment alternatives and are not supplemented by Associated. With the exception of the investment of the Associated contribution referenced above, directors may realign investments as frequently as they wish. Distributions begin six months after a director ceases to serve on the Board, and payments are made according to elections made prior to the commencement of deferrals. Distributions are paid either in a lump sum, or in annual installments over a five-year or ten-year period.

DIRECTOR COMPENSATION IN 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
R. Jay Gerken	81,250	125,000	0	0	0	0	206,250
Judith P. Greffin	81,250	125,000	0	0	0	0	206,250
Michael J. Haddad	81,250	125,000	0	0	0	0	206,250
Robert A. Jeffe	97,500	125,000	0	0	0	0	222,500
Rodney Jones-Tyson	81,250	125,000	0	0	0	0	206,250
Eileen A. Kamerick	97,500	125,000	0	0	0	0	222,500
Gale E. Klappa	97,500	125,000	0	0	0	0	222,500
Kristen M. Ludgate	81,250	125,000	0	0	0	0	206,250
Cory L. Nettles	97,500	125,000	0	0	0	0	222,500
Owen J. Sullivan	81,250	125,000	0	0	0	0	206,250
Karen T. van Lith	97,500	125,000	0	0	0	0	222,500
John (Jay) B. Williams	182,500	125,000	0	0	0	0	307,500
(1) The amounts shown represent the aggregate grant date fair value for awards granted in 2025, computed in accordance with FASB ASC Topic 718.  For the nominees who were directors on January 31, 2025, the number of RSUs granted was determined by dividing the grant date value of the award, $125,000, by
$25.14, the closing price of the Company’s Common Stock on January 31, 2025.

RELATED PARTY TRANSACTIONS
Certain officers and directors of Associated and its subsidiaries, members of their families, and the companies or firms with which they are affiliated were customers of, and had banking transactions with, Associated’s subsidiary bank and/or investment subsidiaries in the ordinary course of business since the beginning of fiscal year 2025. Additional ordinary course transactions of this type may be expected to take place in the future. All loans and loan commitments were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Associated and, in management’s opinion, did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2025, the aggregate principal amount of loans outstanding to directors, officers, or their related interests was $5.1 million, which represented 0.10% of consolidated stockholders’ equity.
Cory L. Nettles, a director of Associated since 2013, is the Founder and Managing Director of Generation Growth Capital, Inc.
(“Generation Growth Capital”), a private equity fund manager. Prior to Mr. Nettles’ appointment to the Board, Associated made aggregate financial commitments of $1.0 million and $1.1 million to Generation Growth Capital Fund I and Generation
Growth Capital Fund II, respectively, each of which is managed by Generation Growth Capital. In 2016, Associated committed to an investment of up to $3.0 million in Generation Growth Capital Fund III, which is also managed by Generation Growth
Capital. Each of these funds pays or will pay an annual management fee of up to 2.0% to 2.5% of total capital commitments to
Generation Growth Capital, and Generation Growth Capital is or will be entitled to a customary 20% carried interest in each fund, along with certain management and transaction fees. Each of these investments was made in the ordinary course of
Associated’s business and on the same terms as other investors in the funds. Investments made after Mr. Nettles joined the
Board were reviewed and approved by the Corporate Governance and Social Responsibility Committee (without the participation of Mr. Nettles) in accordance with Associated’s Related Party Transaction Policies and Procedures as described below. In February 2022, Generation Growth Capital leased space in the Associated Bank River Center in Milwaukee,
Wisconsin, from Milwaukee Center Management, LLC, a subsidiary of Associated.  The lease provides for total of payments by
Generation Growth Capital over a ten-year term of $0.3 million, which is based on a minimum annual rent of $28,250, plus annual payments for common area maintenance and real estate taxes. The Corporate Governance and Social Responsibility
Committee (without Mr. Nettles participating) reviewed the terms of the transaction, determined that the terms of the lease are no less favorable to Associated than those that could be obtained from an unaffiliated party, and approved the terms of the lease. Among the factors considered in making such determination were (i) a comparison of the terms of leases with unaffiliated tenants in the same building with the terms of the Generation Growth Capital lease, (ii) the unique configuration of the space which makes approximately 20% of the square footage unusable, and (iii) the fact that the space had not been updated in 25 years and a significant allowance for improvements would be required regardless of who leased the premises.

RELATED PARTY TRANSACTION POLICIES AND PROCEDURES
We have adopted written Related Party Transaction Policies and Procedures regarding the identification, review and approval or ratification of “interested transactions.” For purposes of Associated’s policy, an “interested transaction” is a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including indebtedness or guarantee of indebtedness) in which Associated and any “related party” are participants involving an amount that exceeds $120,000.
Certain transactions are not covered by this policy, including: transactions involving compensation for services provided to
Associated as a director or executive officer, ordinary course banking transactions, and transactions where all receive proportional benefits, such as dividends. A related party is any executive officer, director, nominee for election as director or a greater-than-5% shareholder of Associated, and any “immediate family member” of such persons.
Under the policies and procedures, the Corporate Governance and Social Responsibility Committee reviews and either approves or disapproves any interested transactions. In considering interested transactions, the Corporate Governance and Social
Responsibility Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Related Party Transaction Policies and Procedures can be found on Associated’s website at www.associatedbank.com, “Investor Relations,” “Governance Documents.”

PROPOSAL 3:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected, and the Board has approved, KPMG LLP to serve as Associated’s independent registered public accounting firm for the year ending December 31, 2026. KPMG LLP audited Associated’s consolidated financial statements for the year ended December 31, 2025. It is expected that a representative of KPMG LLP will be present at the
Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.
If KPMG LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the
Audit Committee will appoint another independent registered public accounting firm. If a majority of the votes cast is voted
“FOR” this Proposal 3, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 3. If the shareholders do not ratify the selection, the Audit Committee will take the shareholders’ vote under advisement.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Associated’s annual financial statements for 2025 and 2024, and fees billed for other services rendered by KPMG LLP.

	2025	2024
Audit Fees(1)	$2,225,000	$2,485,000
Audit-Related Fees(2)	142,000	209,500
Tax Fees(3)	850,217	851,494
All Other Fees	—	—
Total Fees	$3,217,217	$3,545,994
(1)  Audit fees include those necessary to perform the integrated audit and quarterly reviews of Associated’s consolidated financial statements. In addition, audit fees include audit or other attest services required by statute, regulation, or contract, such as comfort letters, consents, reviews of SEC filings, and reports on internal controls and audit-related expenses. This excludes amounts to be billed for expenses at the completion of the audit based on actual amounts incurred.
(2) Audit-related fees consist principally of fees for mortgage banking-related reports, SEC Custody Asset Verification and Student Lending attestation reports.
(3) Tax fees consist primarily of tax compliance, including tax consulting services.
The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by Associated’s independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit
Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The
Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-
audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the independent registered public accounting firm’s independence.
During 2025, each new engagement of Associated’s independent registered public accounting firm to perform audit and non-
audit services was approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.
The Audit Committee of the Board of Associated considers that the provision of the services referenced above to Associated is compatible with maintaining independence by KPMG LLP.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board recommends that shareholders vote “FOR” the selection of KPMG LLP as Associated’s independent registered public accounting firm for the year ending December 31, 2026.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is responsible for providing independent, objective oversight of Associated’s accounting functions and internal controls. The Audit Committee is currently composed of five directors, each of whom meets the independence requirements set forth under the Exchange Act requirements and in NYSE corporate governance rules. The Audit
Committee operates under a written charter approved by the Board. The Charter can be found at Associated’s website at
www.associatedbank.com, “Investor Relations,” “Governance Documents.” Associated’s Board has also determined that all of the members of the Audit Committee are “audit committee financial experts” based upon their education and work experience.
Associated believes Mr. Gerken is an “audit committee financial expert” based upon his status as a Chartered Financial Analyst
(CFA), and his experience as a CEO overseeing the issuance of public company (mutual fund) financial statements. Associated considers Mr. Jeffe to be an “audit committee financial expert” based on his experience as Co-Chair and Co-Founder of a private oil and gas company, his extensive investment banking experience and his service as chair of the audit committees of two private companies. Associated considers Mr. Jones-Tyson to be an “audit committee financial expert” based on his extensive leadership experience at a large financial services company, including his experience as a chief risk officer, as well as his educational background.  Associated believes Mr. Haddad is an “audit committee financial expert” based upon his experience as Chair and CEO of a large global company. Associated considers Ms. van Lith to be an "audit committee financial expert" because of her experience as a CPA practicing at an international accounting firm.
Management is responsible for Associated’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Associated’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as an audit of the effectiveness of our internal control over financial reporting in accordance with the Standards of the Public
Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2025 consolidated financial statements.
The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also received written disclosures from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the
Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the
Audit Committee recommended that the Board include the audited consolidated financial statements in the 2025 Form 10-K, which has been filed with the SEC.
AUDIT COMMITTEE
Robert A. Jeffe, Chairman
R. Jay Gerken
Michael J.  Haddad
Rodney Jones-Tyson
Karen T. van Lith

OTHER MATTERS THAT MAY COME BEFORE THE MEETING
As of the date of this Proxy Statement, Associated is not aware of any matters to be presented for action at the meeting other than those described in this Proxy Statement. If any matters properly come before the Annual Meeting, the proxy form sent herewith, if executed and returned, provides the designated proxies discretionary authority with respect to such matters.
SHAREHOLDER PROPOSALS
Proposals of a shareholder submitted pursuant to Rule 14a-8 of the SEC (“Rule 14a-8”) for inclusion in the proxy statement for the annual meeting of shareholders to be held April 27, 2027, must be received by Associated at its executive offices no later than November 16, 2026. This notice of the annual meeting date also serves as the notice by Associated under the advance-
notice Bylaw described below. A shareholder that intends to present business other than pursuant to Rule 14a-8 at the next annual meeting, scheduled to be held on April 27, 2027, must comply with the requirements set forth in Associated’s Amended and Restated Bylaws. To bring business before an annual meeting, Associated’s Amended and Restated Bylaws require, among other things, that the shareholder submit written notice thereof to Associated’s executive offices not less than 75 days nor more than 90 days prior to April 28, 2027. Therefore, Associated must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 28, 2027, and no later than February 12, 2027. If notice is received before
January 28, 2027, or after February 12, 2027, it will be considered untimely, and Associated will not be required to present such proposal at the 2027 annual meeting of shareholders.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules for the 2027 annual meeting of shareholders, shareholders who intend to solicit proxies in support of director nominees other than Associated’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by
February 27, 2027.
By Order of the Board of Directors,
Randall J. Erickson
Executive Vice President,
General Counsel &
Corporate Secretary
Green Bay, Wisconsin
March 16, 2026
A-i
APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are set forth below:

End of period core customer deposits reconciliation		December 31,		Year-over- year growth
($ in thousands)		2025	2024
Total deposits		$35,552,608	$34,648,434	2.6%
Less: Network transaction deposits		2,154,995	1,758,388
Less: Brokered CDs		3,795,133	4,276,309
Core customer deposits		$29,602,480	$28,613,737	3.5%

Revenue before LTCC and 2025 Operating Leverage(a) reconciliation	YTD December		Operating Leverage	Adjusted Operating Leverage
($ in thousands)	2025	2024
Net interest income	$1,201,145	$1,047,248
Noninterest (loss) income	286,400	(9,407)
Revenue before LTCC	1,487,545	$1,037,841	43.33%
Loss on mortgage portfolio sale	—	130,406
Net loss on sale of investments	—	148,183
Interest income impacts from initiatives	—	(2,846)
Adjusted revenue before LTCC	$1,487,545	$1,313,584		13.24%

Noninterest expense	$855,639	$818,397	4.55%
Loss on prepayments of FHLB advances	—	(14,243)
Adjusted noninterest expense	$855,639	$804,154		6.40%
			38.78%	6.84%

Long-Term Incentive Performance Plan Adjusted Results
Average tangible common equity reconciliation	YTD December
($ in thousands)	2025	2024	2023	2022
Average common equity	$4,579,765	$4,108,251	$3,917,026	$3,781,658
Less: Average goodwill and other intangible assets, net	1,132,392	1,141,198	1,149,939	1,158,829
Average tangible common equity for ROATCE and adjusted ROATCE	$3,447,373	$2,967,052	$2,767,087	$2,622,829

Adjusted net income available to common equity reconciliation(a)	YTD December
($ in thousands)	2025	2024	2023	2022
Net income available to common equity	$463,277	$111,645	$171,456	$354,622
Other intangible amortization, net of tax	6,608	6,608	6,608	6,608
Adjusted net income available to common equity for ROATCE	469,885	118,253	178,064	361,230
Loss on mortgage portfolio sale	—	130,406	136,239	—
Provision on initiatives	—	1,459	(3,380)	—
Net loss on sale of investments	—	148,183	65,022	—
Loss on prepayments of FHLB advances	—	14,243	—	—
Interest income impacts from initiatives	—	(2,846)	—	—
Tax effect	—	(38,106)	(40,763)	—
Adjusted net income available to common equity for adjusted ROATCE	$469,885	$371,592	$335,182	$361,230

ROATCE	YTD December
	2025	2024	2023	2022
ROATCE	13.63%	3.99%	6.44%	13.77%
Adjusted ROATCE	13.63%	12.52%	12.11%	13.77%

2023 - 2025 Average Adjusted ROATCE(b)	12.802%

(a) Management believes the adjusted measures incorporating the impacts of the balance sheet repositionings that the Corporation announced in the fourth quarters of
2024 and 2023 are meaningful measures as they reflect adjustments commonly made by management, investors, regulators, and analysts to provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

(b) Average adjusted ROATCE was calculated using the three year average of adjusted net income available to common equity divided by the three year average of average tangible common equity.
A-ii

Pay Versus Performance Adjusted Results
2024 Operating leverage(a)	YTD December		Operating leverage	Adjusted operating leverage
($ in thousands)	2024	2023
Net interest income	$1,047,248	$1,039,573
Noninterest (loss) income	(9,407)	63,182
Revenue before LTCC	$1,037,841	$1,102,755	(5.9)%
Loss on mortgage portfolio sale	130,406	136,239
Net loss on sale of investments	148,183	64,940
Interest income impacts from initiatives	(2,846)	—
Adjusted revenue before LTCC	$1,313,584	$1,303,934		0.7%

Noninterest expense	$818,397	$813,682	0.6%
Loss on prepayments of FHLB advances	(14,243)	—
FDIC special assessment	—	(30,597)
Adjusted noninterest expense	$804,154	$783,085		2.7%
			(6.5)%	(2.0)%

2023 Operating leverage(a)	YTD December		Operating leverage	Adjusted operating leverage
($ in thousands)	2023	2022
Net interest income	$1,039,573	$957,321
Noninterest income	63,182	282,370
Revenue before LTCC	$1,102,755	$1,239,691	(11.0)%
Loss on mortgage portfolio sale	136,239	—
Net loss on sale of investments	64,940	—
Adjusted revenue before LTCC	$1,303,934	$1,239,691		5.2%

Noninterest expense	$813,682	$747,063	8.9%
FDIC assessment(b)	(37,825)	—
Adjusted noninterest expense	$775,857	$747,063		3.9%
			(19.9)%	1.3%

2022 Operating leverage	YTD December		Operating leverage
($ in thousands)	2022	2021
Net interest income	$957,321	$725,855
Noninterest income	282,370	332,364
Revenue before LTCC	$1,239,691	$1,058,219	17.1%

Noninterest expense	$747,063	$709,924	5.2%
			11.9%

2021 Operating leverage(c)	YTD December		Operating leverage	Adjusted operating leverage
($ in thousands)	2021	2020
Net interest income	$725,855	$762,957
Noninterest income	332,364	514,056
Revenue before LTCC	$1,058,219	$1,277,013	(17.1)%
Gain on the sale of Associated Benefits and Risk Consulting	—	(163,287)
Adjusted revenue before LTCC	$1,058,219	$1,113,726		(5.0)%

Noninterest expense	$709,924	$776,034	(8.5)%	(8.5)%
			(8.6)%	3.5%

(a) Management believes the adjusted measures incorporating the impacts of the balance sheet repositionings that the Corporation announced in the fourth quarters of
2024 and 2023 and the FDIC special assessment are meaningful measures as they reflect adjustments commonly made by management, investors, regulators, and analysts to provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

(b) The 2023 ratio has been adjusted to exclude an additional $38 million of expense for certain FDIC assessments.  $7 million of the additional expense relates to the increase in the initial base deposit insurance assessment rate that began in 2023 and the remaining $31 million related to the special assessment due to bank failures incurred in the fourth quarter of 2023.

(c) Management believes the adjusted measure related to the pre-tax gain on the June 30, 2020 sale of Associated Benefits and Risk Consulting is a meaningful measure as it reflects an adjustment commonly made by management, investors, regulators, and analysts to provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

ASSOCIATED BANC-CORP
433 MAIN STREET
GREEN BAY, WI 54301

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2026 for shares held directly and by 11:59 P.M. Eastern Time on April 23, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ASB2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2026 for shares held directly and by 11:59 P.M. Eastern Time on April 23, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85045-P44739 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASSOCIATED BANC-CORP

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Judith P. Greffin
02) Michael J. Haddad
03) Andrew J. Harmening
04) Rodney Jones-Tyson
05) Eileen A. Kamerick
06) Kristen M. Ludgate
07) Cory L. Nettles
08) Owen J. Sullivan
09) Karen T. van Lith
10) John (Jay) B. Williams

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to consider and vote upon any other matters which may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

All votes must be received by 11:59 P.M., Eastern Time, April 27, 2026.
All votes for 401(k) participants must be received by
11:59 P.M., Eastern Time, April 23, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

V85046-P44739

Annual Meeting of Associated Banc-Corp
to be held on Tuesday, April 28, 2026
for Holders as of March 5, 2026
This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Randall J. Erickson and Laura Skilton-Verhoff, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Associated Banc-Corp which the undersigned is entitled to vote at said meeting or any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2 AND 3.

Continued and to be signed on reverse side